Exhibit 10.1

EXECUTION VERSION

$1,000,000,000

DELAYED DRAW TERM LOAN CREDIT AGREEMENT

DATED AS OF December 19, 2022

AMONG

WALGREENS BOOTS ALLIANCE, INC.,

THE DESIGNATED BORROWERS FROM TIME TO TIME PARTY HERETO,

THE LENDERS FROM TIME TO TIME PARTIES HERETO,

and

TORONTO DOMINION (TEXAS) LLC,
as Administrative Agent

and

MIZUHO BANK, LTD.,

as Syndication Agent

SOCIÉTÉ GÉNÉRALE,

as Documentation Agent

and

TD SECURITIES (USA) LLC,

JPMORGAN CHASE BANK, N.A.,

TRUIST SECURITIES, INC. and

WELLS FARGO SECURITIES, LLC,

as Joint Lead Arrangers and Joint Bookrunners

TABLE OF CONTENTS

SCHEDULES

Schedule 1.01	–	Pricing Schedule
Schedule 2.01	–	Commitment Schedule
Schedule 13.01	–	Certain Addresses for Notices

EXHIBITS

Exhibit A	–	Form of Compliance Certificate
Exhibit B	–	Form of Assignment and Assumption
Exhibit C	–	Form of Promissory Note
Exhibit D	–	Form of Borrowing Notice
Exhibit E	–	Form of Conversion/Continuation Notice
Exhibit F Exhibit G	– –	Form of Officer’s Certificate Form of Joinder Agreement

v

DELAYED DRAW TERM LOAN CREDIT AGREEMENT

This Delayed Draw Term Loan Credit Agreement, dated as of December 19, 2022, is among WALGREENS BOOTS ALLIANCE, INC., a Delaware corporation (“WBA”), the Designated Borrowers from time to time party hereto, the institutions from time to time parties hereto as Lenders (whether by execution of this Agreement or an assignment pursuant to Section 12.01) and TORONTO DOMINION (TEXAS) LLC, as Administrative Agent.

WHEREAS, WBA has requested that the Lenders extend credit to the Borrowers in the form of Loans in Dollars in an aggregate principal amount not in excess of $1,000,000,000 for general corporate purposes, including for investments related to the Specified Acquisition; and

WHEREAS, the Lenders are willing to make such Loans to the Borrowers from time to time on the terms and subject to the conditions set forth in this Agreement. Accordingly, the parties hereto agree as follows:

Article 1
DEFINITIONS

Section 1.01.   Certain Defined Terms. As used in this Agreement:

“Acquisition” means any transaction or series of related concurrent transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition by WBA or any of its Subsidiaries of all or a material portion of the assets of a Person, or of any business or division of a Person, (b) the acquisition by WBA or any of its Subsidiaries of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person (other than a Person that is a Subsidiary), or otherwise causing any Person to become a Subsidiary of WBA or (c) a merger or consolidation or any other combination by WBA or any of its Subsidiaries with another Person (other than a Person that is a Subsidiary); provided that WBA (or a Person that succeeds to WBA pursuant to Section 6.07 in connection with such transaction or series of related transactions) or a Subsidiary of WBA (or a Person that becomes a Subsidiary of WBA as a result of such transaction) is the surviving entity; provided, further that any Person that is a Subsidiary at the time of execution of the definitive agreement related to any such transaction or series of related concurrent transactions (or, in the case of a tender offer or similar transaction, at the time of filing of the definitive offer document) shall constitute a Subsidiary for purposes of this definition even if in connection with such transaction or series of related transactions, such Person becomes a direct or indirect holding company of WBA.

“Acquisition Debt” means any Indebtedness incurred by WBA or any of its Subsidiaries for the purpose of financing, in whole or in part, a Material Acquisition and any related transactions or series of related transactions (including for the purpose of refinancing or replacing all or a portion of any pre-existing Indebtedness of WBA, any of its Subsidiaries or the person(s) or assets to be acquired); provided that (a) the release of the proceeds of such Indebtedness to WBA and/or its Subsidiaries is contingent upon the consummation of such

Material Acquisition and, pending such release, such proceeds are held in escrow (and, if the definitive agreement (or, in the case of a tender offer or similar transaction, the definitive offer document) for such acquisition is terminated prior to the consummation of such Material Acquisition or if such Material Acquisition is otherwise not consummated by the date specified in the definitive documentation relating to such Indebtedness, such proceeds shall be promptly applied to satisfy and discharge all obligations of WBA and/or its Subsidiaries in respect of such Indebtedness) or (b) such Indebtedness contains a “special mandatory redemption” provision (or other similar provision) or otherwise permits such Indebtedness to be redeemed or prepaid if such Material Acquisition is not consummated by the date specified in the definitive documentation relating to such Indebtedness (and if the definitive agreement (or, in the case of a tender offer or similar transaction, the definitive offer document) for such Material Acquisition is terminated in accordance with its terms prior to the consummation of such Material Acquisition or such Material Acquisition is otherwise not consummated by the date specified in the definitive documentation relating to such Indebtedness, such Indebtedness is so redeemed or prepaid within 90 days of such termination or such specified date, as the case may be).

“Actual Unused Commitment” is defined in Section 2.05(a).

“Adjusted Daily Simple SOFR Rate” means, an interest rate per annum equal to (a) the Daily Simple SOFR Rate, plus (b) 0.03839%.

“Adjusted Term SOFR Rate” means for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) 0.10%.

“Administrative Agent” means Toronto Dominion (Texas) LLC, in its capacity as contractual representative of the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Administrative Agent appointed pursuant to Article X.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account designated in writing by the Administrative Agent, or such other address or account as the Administrative Agent may from time to time notify to WBA and the Lenders.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person is the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of ten percent (10%) or more of any class of voting securities (or other voting interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of voting securities, by contract or otherwise.

“Agent” means any of the Administrative Agent, the Syndication Agent or the Documentation Agent, as appropriate, and “Agents” means, collectively, the Administrative Agent, the Syndication Agent and the Documentation Agent.

“Agent Parties” is defined in Section 13.01(c).

“Aggregate Commitment” means, at any time, the aggregate amount of the Commitments of all the Lenders, as may be adjusted from time to time pursuant to the terms hereof. The Aggregate Commitment as of the Effective Date is One Billion and 00/100 Dollars ($1,000,000,000).

“Agreement” means this Delayed Draw Term Loan Credit Agreement, as it may be amended, restated, supplemented or otherwise modified and as in effect from time to time.

“Agreement Accounting Principles” means GAAP, applied in a manner consistent with that used in preparing the financial statements of WBA referred to in Section 5.04; provided, however, that notwithstanding anything contained in Section 9.07 to the contrary, if WBA notifies the Administrative Agent that WBA requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Effective Date in GAAP (or any change in GAAP that occurred on or prior to the Effective Date but was not reflected in the financial statements included in the Borrower SEC Report) or in the application thereof on the operation of such provision, regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

“Agreement Currency” is defined in Section 15.06.

“Alternate Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the Prime Rate in effect for such day and (c) the Adjusted Daily Simple SOFR Rate plus 1.0%.

“Alternate Base Rate Loan” means a Loan, or portion thereof, which, except as otherwise provided in Section 2.09, bears interest at the Alternate Base Rate.

“Applicable Margin” means with respect to Loans of any Type at any time, the percentage rate per annum which is applicable at such time with respect to Loans of such Type as set forth in the Pricing Schedule.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means, collectively, TD Securities (USA) LLC, JPMorgan Chase Bank, N.A., Truist Securities, Inc. and Wells Fargo Securities, LLC, and their respective successors, in their capacity as joint lead arrangers hereunder.

“Article” means an article of this Agreement unless another document is specifically referenced.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 12.01), and accepted by the Administrative Agent, in substantially the form of Exhibit B or any other form approved by the Administrative Agent.

“Authorized Officer” means (A) in the case of WBA, any of the (i) Chief Executive Officer, (ii) Global Chief Financial Officer, (iii) Global Chief Legal Officer, (iv) Global Treasurer, (v) Treasury Vice President, (vi) Corporate Secretary (vii) Global Controller and Chief Accounting Officer or (B) in the case of any Designated Borrower, a director or such other individuals as authorized by the directors under the resolutions passed by the Board of Directors of such Designated Borrower, in each case of clauses (A) and (B), acting in accordance with the terms of the signing authority granted in the incumbency certificate delivered to the Administrative Agent pursuant to Section 4.02(c) or 4.04(c) (as applicable) (including any supplements thereto delivered to the Administrative Agent from time to time by way of an officers’ certificate jointly executed by two Authorized Officers).

“Availability Period” means the period commencing on the Effective Date and ending on the Commitment Termination Date.

“Available Tenor” means, as of any date of determination and with respect to any then-current Benchmark, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 3.07(e).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA

Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Benchmark” means, initially, the Term SOFR Reference Rate or Daily Simple SOFR Rate, as applicable; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate, Daily Simple SOFR Rate or then-current Benchmark for Dollars, as applicable, then “Benchmark” means, with respect to such Obligations, interest, fees, commissions or other amounts, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.07(b).

“Benchmark Conforming Changes” means, with respect to the use or administration of an initial Benchmark or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate”, the definition of “Business Day”, the definition of “U.S. Government Securities Business Day”, the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 3.04 and other technical, administrative or operational matters) that the Administrative Agent decides, in consultation with WBA, may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides, in consultation with WBA, is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement” means, with respect to any Benchmark Transition Event for any then-current Benchmark, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and WBA as the replacement for such Benchmark giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for such Benchmark for syndicated credit facilities denominated in Dollars at such time and (b) the related Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means, with respect to any replacement of any then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and WBA giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in Dollars.

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the then-current Benchmark:

(a)  in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b)  in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to the then-current Benchmark, the occurrence of one or more of the following events with respect to such Benchmark:

(a)  a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)  a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the FRB, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c)  a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means, with respect to any Benchmark, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means, with respect to any then-current Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date with respect to such Benchmark pursuant to clauses (a) or (b) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.07 and (y) ending at the time that a Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.07.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 CFR § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Borrower” means, as applicable, WBA, each Designated Borrower, and each of their respective permitted successors and assigns (including, without limitation, a debtor-in-possession on its behalf).

“Borrower Materials” is defined in Section 6.01.

“Borrower SEC Report” means WBA’s 2022 annual report on Form 10-K.

“Borrowing” means a borrowing consisting of simultaneous Loans of the same Type made to the same Borrower and, in the case of a borrowing of SOFR Rate Loans, having the same Interest Period.

“Borrowing Date” means each date on which a Borrowing is made hereunder, subject to satisfaction (or waiver in accordance with Section 8.02) of the applicable conditions set forth in Article IV.

“Borrowing Notice” is defined in Section 2.07.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are generally open in New York, New York for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system and if such day relates to any interest rate settings as to a SOFR Rate Loan, any fundings, disbursements, settlements and payments in respect of any such SOFR Rate Loan, or any other dealings to be carried out pursuant to this Agreement in respect of any such SOFR Rate Loan, the term “Business Day” shall exclude any such day that is not a U.S. Government Securities Banking Day.

“Capitalized Lease” of a Person means any lease of Property by such Person as lessee which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided, that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives promulgated thereunder or issued in connection therewith or in implementation thereof and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in the case of clauses (x) and (y) be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued, promulgated or implemented.

“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

“Commitment” means, for each Lender, the obligation of such Lender to make Loans under Section 2.01 in an aggregate principal amount at any one time outstanding not to exceed the amount set forth on the Commitment Schedule as such Lender’s “Commitment” (which schedule shall set forth each Lender’s Commitment as of the Effective Date) or in an Assignment and Assumption executed pursuant to Section 12.01, as it may be modified as a result of any assignment that has become effective pursuant to Section 12.01 or as otherwise modified from time to time pursuant to the terms hereof.

“Commitment Fee” is defined in Section 2.05(a).

“Commitment Fee Rate” means, at any time, 0.08% per annum.

“Commitment Schedule” means the Schedule attached hereto and identified as such, identifying each Lender’s Commitment as of the Effective Date.

“Commitment Termination Date” means the date that is the earlier to occur of (i) December 31, 2023, (ii) the date of any termination in whole of the Aggregate Commitment pursuant to Section 2.05 and (iii) the date of acceleration of all Loans and the termination in whole of the Aggregate Commitment pursuant to Section 8.01.

“Consolidated Assets” means, at any date of determination, the total amount, as shown on or reflected in the most recent consolidated balance sheet of WBA and its Subsidiaries as at the end of WBA’s fiscal quarter ending prior to such date, of all assets of WBA and its consolidated Subsidiaries on a consolidated basis in accordance with Agreement Accounting Principles (giving pro forma effect to any acquisition or disposition of Property of WBA or any of its Subsidiaries with fair value in excess of $100,000,000 that has occurred since the end of such fiscal quarter as if such acquisition or disposition had occurred on the last day of such fiscal quarter).

“Consolidated Debt” means at any time the consolidated Indebtedness for Borrowed Money of WBA and its Subsidiaries calculated on a consolidated basis as of such time in accordance with Agreement Accounting Principles.

“Consolidated Net Worth” means at any time the consolidated stockholders’ equity of WBA and its Subsidiaries calculated on a consolidated basis as of such time in accordance with Agreement Accounting Principles.

“Contingent Obligation” of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership.

“Controlled Group” means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with WBA or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code or Section 4001 of ERISA.

“Conversion/Continuation Notice” is defined in Section 2.08.

“Credit Party” is defined in Section 10.11.

“Daily Simple SOFR Rate” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day “SOFR Determination Date”) that is two U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website; provided, however, that if as of 5:00 p.m. (Eastern time) on any SOFR Determination Date, SOFR in respect of such SOFR Determination Date has not been published by the SOFR Administrator and a Benchmark Replacement Date with respect to the Daily Simple SOFR Rate has not occurred, then SOFR for such SOFR Determination Date will be SOFR as published by the SOFR Administrator on the first preceding U.S. Government Securities Business Day for which SOFR was published by the SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such SOFR Determination Day. Any change in Daily Simple SOFR Rate due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to WBA.

“Daily SOFR Loan” means any Loan that bears interest at a rate based on the Adjusted Daily Simple SOFR Rate.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means an event described in Article VII.

“Defaulting Lender” means, subject to Section 2.19(b), any Lender that (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans, within three Business Days of the date required to be funded by it hereunder unless such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding has not been satisfied (which conditions precedent, together with the applicable default, if any, will be specifically identified in such writing), (b) has notified WBA or the Administrative Agent in writing that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder, or generally under other agreements in which it commits to extend credit, unless such notification or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding cannot be satisfied (which conditions precedent, together with the applicable default, if any, will be specifically identified in such writing or public statement), (c) has failed, within three Business Days after written request by the Administrative Agent or WBA, to confirm in a manner satisfactory to the Administrative Agent or WBA, as applicable, that it will comply with its funding obligations, which request was made because of a reasonable concern by the Administrative Agent or WBA that such Lender may not be able to comply with its funding obligations hereunder; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent or WBA, or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, or taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority unless such ownership or equity results in or provides such Lender with immunity from the jurisdiction of courts within the United States or any other nation or from the enforcement of judgments or writs of attachment on its assets or permits such Lender (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.19(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to WBA and each Lender promptly following such determination.

“Designated Borrower” means any Wholly-Owned Subsidiary of WBA designated for borrowing privileges under this Agreement in accordance with Section 2.20 and each of its respective permitted successors and assigns (including, without limitation, a debtor-in-possession on its behalf).

“Designated Foreign Borrower” is defined in Section 2.20(b).

“Disqualified Stock” means any capital stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is ninety-one (91) days after the Maturity Date.

“Documentation Agent” means the entity set forth on the cover page of this Agreement as such, in its capacity as the documentation agent for the Lenders, and not in its individual capacity as a Lender.

“Dollar” and “$” means dollars in the lawful currency of the United States of America.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the first date on which the conditions set forth in Section 4.02 are satisfied (or waived in accordance with Section 8.02).

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 12.01(b)(v), (vi) and (vii) (subject to such consents, if any, as may be required under Section 12.01(b)(iii)).

“Environmental Laws” means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, injunctions, permits, concessions, grants, franchises, licenses and other governmental restrictions relating to (a) the protection of the environment, (b) the effect of the environment on human health, (c) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (d) the use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, cost of environmental remediation, fines, penalties or indemnities), resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials (excluding product liability claims), (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, including (unless the context otherwise requires) the rules or regulations promulgated thereunder.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) Taxes imposed on or measured by its overall net income (however denominated), franchise Taxes imposed on it (in lieu of net income Taxes), and branch profits or similar Taxes, in each case, imposed by the jurisdiction (or any political subdivision thereof) (i) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Installation is located, or (ii) where the recipient otherwise has a present or former connection (other than by reason of the activities and transactions specifically contemplated by this Agreement, including selling or assigning an interest in any Loan or Loan Document or enforcing provisions of any Loan Document), (b) any backup withholding Tax that is required by the Code to be withheld from amounts payable to a Lender that has failed to comply with Section 3.05(e)(ii), (c) in the case of a Foreign Lender, any U.S. withholding Tax that is required to be imposed on amounts payable to such Foreign Lender (other than an assignee pursuant to a request by WBA under Section 2.17) pursuant to the laws in force at the time such Foreign Lender becomes a party hereto (or designates a new Lending Installation), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Installation (or assignment), to receive additional amounts from the applicable Borrower with respect to such withholding Tax pursuant to Section 3.05(a)(i) or (ii), (d) in the case of a Lender, any withholding Tax that is attributable to such Lender’s failure to comply with Section 3.05(e) and (e) any U.S. federal withholding Taxes imposed under FATCA.

“Exhibit” refers to an exhibit to this Agreement, unless another document is specifically referenced.

“Existing Revolving Credit Agreement” means that certain Revolving Credit Agreement, dated as of June 17, 2022, among WBA, the other borrowers party thereto, the lenders and letter of credit issuers from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent (as amended, restated, supplemented or otherwise modified from time to time).

“FATCA” means Sections 1471-1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any regulations promulgated thereunder or official interpretations thereof, any agreements entered into pursuant to Section 1471(b) of the Code, any intergovernmental agreements entered into in connection with the implementation of the foregoing and any laws, rules and regulations adopted by a non-U.S. jurisdiction to effect any such intergovernmental agreement.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” means the fee letter dated as of December 16, 2022 among TD Securities (USA) LLC, Toronto Dominion (Texas) LLC and WBA.

“Foreign Lender” means any Lender that is not organized under the laws of the United States, any State thereof or the District of Columbia.

“Foreign Pension Plan” means any defined benefit plan as described in Section 3(35) of ERISA for which WBA or any Subsidiary is a sponsor or administrator or to which WBA or any Subsidiary has any liability, and which (a) is maintained or contributed to for the benefit of employees of WBA or any of its respective Subsidiaries, (b) is not covered by ERISA pursuant to Section 4(b)(4) of ERISA, and (c) under applicable local law, is required to be funded through a trust or other funding vehicle (other than a trust or funding vehicle maintained exclusively by a Governmental Authority).

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” shall mean generally accepted accounting principles in the United States of America, as in effect from time to time, subject to the Agreement Accounting Principles.

“Governmental Authority” means the government of the United States, the United Kingdom or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature, in each case, that are regulated pursuant to any Environmental Law.

“Increase Date” means the effective date of any increase in the Aggregate Commitment pursuant to Section 2.01(b).

“Indebtedness” of a Person means, without duplication, (a) the obligations of such Person (i) for borrowed money, (ii) under or with respect to notes payable and drafts accepted which represent extensions of credit (whether or not representing obligations for borrowed money) to such Person, (iii) constituting reimbursement obligations with respect to letters of credit issued for the account of such Person, (iv) for the deferred purchase price of property or services (other than current accounts payable arising in the ordinary course of such Person’s business payable on terms customary in the trade), (v) for its Contingent Obligations, (vi) for its Net Mark-to-Market Exposure under Rate Management Transactions, (vii) for its Rate Management Obligations, (viii) for its Receivables Transaction Attributed Indebtedness and (ix) with respect to Disqualified Stock, (b) the obligations of others, whether or not assumed, secured by Liens on property of such Person or payable out of the proceeds of, or production from, property or assets now or hereafter owned or acquired by such Person and (c) any other obligation or other financial accommodation which in accordance with Agreement Accounting Principles would be shown as a liability on the consolidated balance sheet of such Person; provided that notwithstanding anything herein to the contrary, Capitalized Leases and Intercompany Debt shall not constitute Indebtedness for any purpose hereunder.

“Indebtedness for Borrowed Money” of a Person means, without duplication, (a) indebtedness for borrowed money (whether or not evidenced by bonds, debentures, notes or similar instruments) or for the deferred purchase price of property or services (other than current accounts payable arising in the ordinary course of such Person’s business payable on terms customary in the trade) and (b) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of any other Person of the kinds referred to in clause (a) above; provided that notwithstanding anything herein to the contrary, neither Capitalized Leases nor any obligations of the type described in clause (b) above with respect to Capitalized Leases and Intercompany Debt shall constitute Indebtedness for Borrowed Money for any purpose hereunder.

“Indemnified Taxes” means Taxes (other than Excluded Taxes) imposed on or with respect to any payment made by or on account of any obligation of any Borrower hereunder.

“Indemnitee” is defined in Section 9.06(b).

“Index Debt Rating” is defined in the Pricing Schedule.

“Information” is defined in Section 9.10.

“Intangible Assets” means, at any date of determination, the value, as shown on or reflected in the most recent consolidated balance sheet of WBA and its Subsidiaries as at the end of WBA’s fiscal quarter ending prior to such date, prepared in accordance with Agreement Accounting Principles and giving pro forma effect to any acquisition or disposition of Property of WBA or any of its Subsidiaries with fair value in excess of $100,000,000 that has occurred since the end of such fiscal quarter as if such acquisition or disposition had occurred on the last day of such fiscal quarter, of all trade names, trademarks, licenses, patents, copyrights, service marks, goodwill and other like intangibles.

“Intercompany Debt” means: (i) Indebtedness of WBA to one or more of the Subsidiaries of WBA and (ii) Indebtedness of one or more of the Subsidiaries of WBA to WBA or any one or more of the other Subsidiaries of WBA.

“Interest Period” means:

(a) with respect to a Term SOFR Loan, a period of one, three or six months or such other period agreed to by the Lenders and WBA, commencing on the Borrowing Date with respect to such Term SOFR Loan or on the date on which a Term SOFR Loan is continued or an Alternate Base Rate Loan is converted into a Term SOFR Loan. Such Interest Period shall end on but exclude the day which corresponds numerically to such date one, three or six months or such other agreed upon period thereafter, provided, however, that (i) if there is no such numerically corresponding day in such next, third or sixth succeeding month or such other succeeding period, such Interest Period shall end on the last Business Day of such next, third or sixth succeeding month or such other succeeding period, (ii) if an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day and (iii) the initial Interest Period with respect to each Borrowing shall commence on the funding date of such Borrowing and end on the last Business Day of the last calendar month of the requested Interest Period (it being understood that the Adjusted Term SOFR Rate applicable to such Interest Period will be calculated based on the next longest Interest Period referred to in this definition); and

(b) with respect to a Daily SOFR Loan, a period of one week, commencing on the Borrowing Date with respect to such Daily SOFR Loan or on the date on which a Daily SOFR Loan is continued or an Alternate Base Rate Loan is converted into a Daily SOFR Loan and ending on the date that is seven days thereafter. If such an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day.

In each case, no Interest Period may end after the Maturity Date.

“Joinder Agreement” means, with respect to any Designated Borrower, an agreement substantially in the form of Exhibit G hereto signed by such Designated Borrower and WBA.

“Judgment Currency” is defined in Section 15.06.

“Lenders” means the financial institutions listed on the Commitment Schedule as having a Commitment hereunder, and any other Person that shall have become party hereto with a Commitment or outstanding Loans pursuant to an Assignment and Assumption or pursuant to Section 2.01(b), other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption, or if all of the Commitments of such Lender have terminated.

“Lending Installation” means, with respect to a Lender or the Agents, the office, branch, subsidiary or affiliate of such Lender or Agent listed on the administrative information sheets provided to the Administrative Agent in connection herewith, or otherwise selected by such Lender or Agent pursuant to Section 2.15.

“Lien” means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

“Loan” means, with respect to a Lender, such Lender’s loan made pursuant to Section 2.01 (and any conversion or continuation thereof pursuant to Section 2.07) and refers to an Alternate Base Rate Loan, a Daily SOFR Loan or a Term SOFR Loan. All Loans shall be denominated in Dollars.

“Loan Documents” means this Agreement, any Joinder Agreement and any Notes issued pursuant to Section 2.12 (if requested), as the same may be amended, restated or otherwise modified and in effect from time to time.

“Major Subsidiary” means any Designated Borrower and any Subsidiary of WBA (a) which is organized and existing under, or has its principal place of business in, the United States or any political subdivision thereof, Canada or any political subdivision thereof, the United Kingdom, or any of their respective political subdivisions, any country which is a member of the European Union on the Effective Date or any political subdivision thereof, or Switzerland, Norway or Australia and (b) which has at any time total assets (after intercompany eliminations and excluding GAAP operating lease right-of-use assets) exceeding $7,000,000,000; provided that each of Village Practice Management Company, LLC and its subsidiaries shall not constitute a Major Subsidiary so long as such entity is not a direct or indirect Wholly-Owned Subsidiary of WBA.

“Material Acquisition” means any Acquisition the aggregate consideration therefor (including Indebtedness assumed in connection therewith, all obligations in respect of deferred purchase price (including obligations under any purchase price adjustment but excluding earnout or similar payments) and all other consideration payable in connection therewith (including payment obligations in respect of noncompetition agreements or other arrangements representing acquisition consideration)) exceeds $1,000,000,000.

“Material Adverse Effect” means a material adverse effect on (a) the financial condition, results of operations, business or Property of WBA and its Subsidiaries taken as a whole or (b) the rights of or remedies available to the Lenders or the Administrative Agent against any Borrower under the Loan Documents, taken as a whole.

“Maturity Date” means the date that is the earlier of (a) three years after the initial funding of the Loans hereunder and (b) March 31, 2026; provided that if such date shall not be a Business Day, the Maturity Date shall be the immediately preceding Business Day.

“Moody’s” means Moody’s Investors Service, Inc. (or any successor thereto).

“Multiemployer Plan” means a multiemployer plan as defined in Section 3(37) of ERISA that is subject to Title IV of ERISA and is maintained pursuant to a collective bargaining agreement or any other arrangement to which WBA, any Subsidiary or any member of the Controlled Group is a party, and to which plan WBA, any Subsidiary or any member of the Controlled Group is obligated to make contributions.

“Net Mark-to-Market Exposure” of a Person means, as of any date of determination, the excess (if any) of all Unrealized Losses over all Unrealized Profits of such Person arising from Rate Management Transactions.

“Note” is defined in Section 2.12(d).

“Obligations” means all Loans, debts, liabilities, obligations, covenants and duties owing by any Borrower to the Administrative Agent, the Arrangers, any Lender, any affiliate of the Administrative Agent, the Arrangers or any Lender or any indemnitee under the provisions of Section 9.06 or any other provisions of the Loan Documents, in each case of any kind or nature, present or future, arising under this Agreement or any other Loan Document, whether or not evidenced by any note, guaranty or other instrument, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, foreign exchange risk, guaranty, indemnification, or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired (including, for the avoidance of doubt, interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any proceeding under any Debtor Relief Law, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding). The term includes, without limitation, all interest, charges, expenses, fees, attorneys’ fees and disbursements, paralegals’ fees, and any other sum chargeable to WBA or any of its Subsidiaries under this Agreement or any other Loan Document.

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Other Taxes” means all present or future stamp, documentary, intangible, recording or filing taxes or any similar taxes, charges or levies arising from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document, except any such Taxes that are imposed with respect to an assignment (other than an assignment made pursuant to Section 2.17).

“Overnight Rate” means, for any day, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

“Parent Guarantee” is defined in Section 16.01.

“Participant” is defined in Section 12.01(d).

“Participant Register” is defined in Section 12.01(d).

“Payment Date” means the last Business Day of each March, June, September and December and the Maturity Date.

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.

“Periodic Term SOFR Determination Day” is defined in the definition of “Term SOFR”.

“Person” means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

“Plan” means an employee benefit plan other than a Multiemployer Plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code or Section 302 of ERISA as to which WBA, any Subsidiary or any member of the Controlled Group has liability.

“Platform” is defined in Section 6.01.

“Pricing Schedule” means Schedule 1.01.

“Prime Rate” means the rate of interest in effect for such day as publicly announced from time to time by the Administrative Agent as its “prime rate.” The “prime rate” is a rate set by the Administrative Agent based upon various factors including the Administrative Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by the Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change.

“Pro Rata Share” means, with respect to a Lender, a portion equal to a fraction the numerator of which is the sum of (x) such Lender’s unfunded Commitment at such time and (y) such Lender’s aggregate outstanding Loans at such time and the denominator of which is the sum of (x) the unfunded Aggregate Commitment at such time and (y) the aggregate outstanding Loans of all Lenders at such time.

“Property” of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

“Protesting Lender” is defined in Section 2.20(b).

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” is defined in Section 6.01.

“Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by WBA or any Subsidiary pursuant to which WBA or any Subsidiary may sell, convey or otherwise transfer to a newly-formed Subsidiary or other special-purpose entity, or any other Person, any accounts or notes receivable and rights related thereto.

“Rate Management Obligations” of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Rate Management Transactions, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Management Transactions.

“Rate Management Transaction” means any transaction (including an agreement with respect thereto) now existing or hereafter entered into between any Borrower and any Lender or Affiliate thereof which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

“Receivables Transaction Attributed Indebtedness” means the amount of obligations outstanding under the legal documents entered into as part of any Qualified Receivables Transaction on any date of determination that would be characterized as principal if such Qualified Receivables Transactions were structured as a secured lending transaction rather than as a purchase.

“Register” is defined in Section 12.01(c).

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors.

“Regulation X” means Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, members, directors, officers, employees, agents and controlling persons of such Person and of such Person’s Affiliates.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“Reportable Event” means a reportable event, as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation or otherwise waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(c) of the Code.

“Required Lenders” means, on any date of determination, Lenders in the aggregate having greater than fifty percent (50%) of the sum of (x) the unfunded portion of the Aggregate Commitment on such date and (y) the aggregate outstanding principal amount of all Loans on such date; provided that the Commitments of, and the portion of the aggregate outstanding Loans held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders. For the avoidance of doubt, for purposes of making a determination of Required Lenders during the period commencing on the Signing Date and ending on the Effective Date, the Commitment of each Lender shall be deemed to be the Commitment reflected on Schedule 2.01 notwithstanding that such Commitment is not effective during such period.

“Requisite Amount” means $500,000,000.

“Rescindable Amount” is defined in Section 2.16(a)(iii).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc. (or any successor thereto).

“Same Day Funds” means immediately available funds.

“Sanctions” means sanctions administered by OFAC (including by being listed on the list of Specially Designated Nationals and Blocked Persons issued by OFAC) or the U.S. Department of State.

“Schedule” refers to a specific schedule to this Agreement, unless another document is specifically referenced.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Section” means a numbered section of this Agreement, unless another document is specifically referenced.

“Signing Date” means the first date on which the conditions set forth in Section 4.01 are satisfied (or waived in accordance with Section 8.02).

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Determination Date” is defined in the definition of “Daily Simple SOFR Rate”.

“SOFR Rate Day” is defined in the definition of “Daily Simple SOFR Rate”.

“SOFR Rate Loan” means a Daily SOFR Loan (subject to a one week Interest Period) or a Term SOFR Loan, as the context may require.

“Specified Acquisition” means the acquisition by Village Practice Management Company, LLC, a Subsidiary of WBA, of Summit Health-CityMD pursuant to the terms of the Specified Acquisition Agreement.

“Specified Acquisition Agreement” means that certain Agreement and Plan of Merger, dated as of November 7, 2022, by and among WP CityMD Topco LLC, Village Practice Management Company, LLC, Project Teton Merger Sub LLC, and Shareholder Representative Services LLC, as the holder representative (including all schedules, annexes and exhibits thereto, and as amended or modified from time to time).

“Subsidiary” of a Person means (a) any corporation more than fifty percent (50%) of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (b) any partnership, limited liability company, association, joint venture or similar business organization more than fifty percent (50%) of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of WBA.

“Subsidiary Borrower Obligations” is defined in Section 16.01.

“Substantial Portion” means, on any date of determination, with respect to the Property of WBA and its Subsidiaries, Property which represents more than fifteen percent (15%) of the Consolidated Assets of WBA and its Subsidiaries on such date, after intercompany eliminations and excluding GAAP operating lease right-of-use assets.

“Syndication Agent” means the entity set forth on the cover page of this Agreement as such, in its capacity as the syndication agent for the Lenders, and not in its individual capacity as a Lender.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Facility” means the delayed draw term facility provided hereunder and evidenced by the Commitments and Loans.

“Term SOFR” means, for any calculation with respect to a Term SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (Eastern time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Loan” means any Loan that bears interest at a rate based on Adjusted Term SOFR Rate.

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Total Capitalization” means Consolidated Debt plus Consolidated Net Worth.

“Total Tangible Assets” means, at any date of determination, Consolidated Assets less the sum of (i) Intangible Assets and (ii) the amount of Capitalized Leases included as assets on the consolidated balance sheet of WBA and its Subsidiaries as at the end of WBA’s fiscal quarter ending prior to such date.

“Transferee” is defined in Section 12.02.

“Type” means, with respect to any Loan, its nature as an Alternate Base Rate Loan, Term SOFR Loan or Daily SOFR Loan, as applicable.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“U.S. Government Securities Business Day” means any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.

“U.S. Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unfunded Liabilities” means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using PBGC actuarial assumptions for single employer plan terminations.

“Unmatured Default” means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

“Unrealized Losses” means the fair market value of the cost to any Person of replacing a Rate Management Transaction as of the date of determination (assuming the Rate Management Transaction were to be terminated as of that date).

“Unrealized Profits” means the fair market value of the gain to any Person of replacing a Rate Management Transaction as of the date of determination (assuming such Rate Management Transaction were to be terminated as of that date).

“WBA” is defined in the preamble.

“Wholly-Owned Subsidiary” of a Person means (a) any Subsidiary all of the outstanding voting securities of which (other than (x) director’s qualifying shares and (y) nominal shares issued to foreign nationals to the extent required by applicable law) shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (b) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests (other than (x) director’s qualifying interests and (y) nominal interests issued to foreign nationals to the extent required by applicable law) having ordinary voting power of which shall at the time be so owned or controlled.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

Any accounting terms used in this Agreement which are not specifically defined herein shall have the meanings customarily given them in accordance with Agreement Accounting Principles.

Section 1.02.   References. Any references to WBA’s Subsidiaries shall not in any way be construed as consent by the Administrative Agent or any Lender to the establishment, maintenance or acquisition of any Subsidiary, except as may otherwise be permitted hereunder.

Section 1.03.   Interest Rates. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to a Benchmark, or any component definition thereof or rates referred to in the definition thereof, or with respect to any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 3.07(c), will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as such Benchmark or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Benchmark Conforming Changes. The Administrative Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of a Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to any Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Article 2
THE CREDITS

Section 2.01.   Delayed Draw Term Facility.

(a)   Each Lender severally and not jointly agrees, on the terms and conditions set forth in this Agreement, to make Loans to any Borrower from time to time during the Availability Period in an amount not to exceed for any such Lender, its Commitment at such time. Amounts borrowed under this Section 2.01 and repaid or prepaid may not be reborrowed.

(b)   Increase. WBA may at any time from time to time, upon prior written notice by WBA to the Administrative Agent, increase the Commitments by a maximum aggregate amount of up to Five Hundred Million Dollars ($500,000,000) with additional Commitments from any existing Lenders and/or with new Commitments from any other Person selected by WBA and reasonably acceptable to the Administrative Agent; provided that:

(i)   any such increase shall be in a minimum principal amount of $10,000,000 and in integral multiples of $1,000,000 in excess thereof;

(ii)   no Default or Unmatured Default shall exist and be continuing at the time of any such increase;

(iii)   no existing Lender shall be under any obligation to increase its Commitment and any such decision whether to increase its Commitment shall be in such Lender’s sole and absolute discretion;

(iv)   (A) any new Lender shall join this Agreement by executing such joinder documents required by the Administrative Agent and/or (B) any existing Lender electing to increase its Commitment shall have executed a commitment agreement reasonably satisfactory to the Administrative Agent; and

(v)   as a condition precedent to such increase, WBA shall (x) deliver to the Administrative Agent a certificate dated as of the date of such increase signed by an Authorized Officer of WBA (A) certifying and attaching the resolutions adopted by WBA approving or consenting to such increase, and (B) certifying that, before and after giving effect to such increase, (1) the representations and warranties contained in Article V are true and correct in all material respects (except to the extent such representations and warranties are qualified with “materiality” or “Material Adverse Effect” or similar terms, in which case such representations and warranties shall be true and correct in all respects) on and as of the date of such increase, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (except to the extent such representations and warranties are qualified with “materiality” or “Material Adverse Effect” or similar terms, in which case such representations and warranties shall be true and correct in all respects) on and as of such earlier date and (2) no Default or Unmatured Default exists immediately before or after giving effect to the incurrence of such increase and (y) pay any applicable fee related to such increase (including, without limitation, any applicable arrangement, upfront and/or administrative fee).

In connection with the effectiveness of any increase under this Section 2.01(b), (x) the Commitment Schedule shall be deemed amended to reflect such increase and the updated Commitments and Pro Rata Shares of the Lenders, (y) the Administrative Agent shall promptly notify WBA and the Lenders of the updated Commitment Schedule and (z) to the extent necessary to keep any outstanding Loans allocated ratably to the Lenders in accordance with their updated Pro Rata Shares, WBA shall (or shall cause the applicable Borrower to) prepay (or, if the Administrative Agent determines in its sole discretion that a re-allocation of the Loans can be accomplished without any cash prepayments or new cash Loans by the Lenders, be deemed to have prepaid) any Loans owing by it (or such Borrower, as applicable) and outstanding on the date of any such increase (and pay any additional amounts required pursuant to Section 3.04. The provisions of this Section 2.01(b) involving non-pro rata allocations, prepayments and Loans shall supersede any provisions in Sections 2.18 or 8.02 to the contrary.

Section 2.02.   [Reserved].

Section 2.03.   [Reserved].

Section 2.04.   Types of Loans. The Loans may consist of any Type, or a combination thereof, selected by the applicable Borrower in accordance with Sections 2.07 and 2.08.

Section 2.05.   Fees; Reductions in Aggregate Commitment.

(a)   Commitment Fee. WBA agrees to pay to the Administrative Agent for the account of each Lender a commitment fee in Dollars (the “Commitment Fee”) at a per annum rate equal to the Commitment Fee Rate on such Lender’s undrawn Commitment (such Lender’s “Actual Unused Commitment”) as adjusted pursuant to Section 2.05(c), accruing from and including the date that is three months following the Effective Date to but excluding the date on which the Commitments have been terminated in full (including in connection with the funding in full of such Commitment), payable quarterly in arrears on each Payment Date; provided, that, no Commitment Fee shall accrue hereunder with respect to the Actual Unused Commitment of a Defaulting Lender so long as such Lender shall be a Defaulting Lender.

(b)   Fee Letter. WBA shall pay to (i) the Administrative Agent, for its account, fees in the amounts and at the times specified in the Fee Letter and (ii) the Administrative Agent, for the account of each of the Lenders as of the Effective Date, the fees in the amount and at the time specified in the Fee Letter. Such fees shall be fully earned when paid and shall be non-refundable for any reason whatsoever.

(c)   Voluntary Reductions in Aggregate Commitment. During the Availability Period, WBA shall have the right, upon same day written notice to the Administrative Agent delivered prior to 11:00 a.m. (New York time) on any Business Day, to terminate in whole or reduce in part the unused portions of the Commitments of the Lenders at the election of WBA. Each partial reduction of the Commitments shall be in the aggregate amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof and, once terminated, a Commitment may not be reinstated. The Administrative Agent will promptly notify the Lenders of any termination or reduction of the Commitments under this Section 2.05(c). Each voluntary reduction of the Commitments pursuant to this Section 2.05(c) will be applied to the outstanding Commitments of each Lender in accordance with such Lender’s Pro Rata Share of the Term Facility. All fees in respect of the Commitments (including any Commitment Fees) accrued until the effective date of any termination of such Commitments shall be paid on the effective date of such termination.

(d)   Automatic Reduction in Aggregate Commitment. The Commitment of each Lender shall be automatically and permanently reduced by the aggregate principal amount of Loans made by such Lender pursuant to Section 2.01 upon the funding of the applicable Loans. To the extent unfunded, the Aggregate Commitment shall be reduced to zero and terminate in full and expire on the Commitment Termination Date (after giving effect to the funding (if any) of Loans to be made on such date solely to the extent the Commitment Termination Date is occurring pursuant to clause (i) of the definition thereof).

Section 2.06.   Prepayments and Repayments.

(a)   Optional Prepayments. Each Borrower may from time to time pay all of its outstanding Alternate Base Rate Loans, or, in a minimum aggregate amount of $10,000,000 or any integral multiple of $1,000,000 in excess thereof, any portion of its outstanding Alternate Base Rate Loans upon prior notice to the Administrative Agent (which may be in a form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent) (stating the Borrowing to be prepaid, at the direction of the applicable Borrower and the proposed date and aggregate principal amount of the applicable prepayment) at or before 1:00 p.m. (New York time) on the date of such payment. Each Borrower may from time to time pay all of its outstanding Daily SOFR Loans or Term SOFR Loans, or, in a minimum aggregate amount of $10,000,000 or any integral multiple of $1,000,000 in excess thereof, any portion of its outstanding Daily SOFR Loans or Term SOFR Loans upon prior notice to the Administrative Agent (stating the Borrowing to be prepaid, at the direction of the applicable Borrower and the proposed date and aggregate principal amount of the applicable prepayment) at or before 1:00 p.m. (New York time) at least two (2) U.S. Government Securities Business Days prior to the date of such payment. Any such prepayments shall be made without penalty or premium but subject to the payment of any funding indemnification amounts required by Section 3.04; provided that, the Borrowers may up to two (2) times prepay a Term SOFR Loan with an Interest Period of one month without any obligation to pay any funding indemnity amounts otherwise required by Section 3.04. Subject to Section 2.18, each such prepayment shall be applied to the Loans outstanding at the direction of WBA and will be applied to the outstanding Loans of each Lender in accordance with such Lender’s Pro Rata Share of the Term Facility.

(b)   Repayments. WBA shall pay (or shall cause any applicable Borrower to pay) any unpaid principal of and accrued and unpaid Obligations on or relating to the Loans in full on the Maturity Date. Notwithstanding the termination of this Agreement on the Maturity Date or on any earlier date on which all Obligations are required to be paid in full hereunder (as a result of acceleration or otherwise), until all of the Obligations (other than contingent indemnity and reimbursement obligations) shall have been fully paid and satisfied and all financing arrangements among each Borrower and the Lenders hereunder and under the other Loan Documents shall have been terminated, all of the rights and remedies under this Agreement and the other Loan Documents shall survive.

Section 2.07.   Method of Selecting Types and Interest Periods for New Loans. To request a Borrowing of Loans during the Availability Period, the applicable Borrower shall select the Type of Borrowing and, in the case of each SOFR Rate Loan, the Interest Period applicable thereto from time to time in accordance with this Section 2.07. The applicable Borrower shall give the Administrative Agent notice (which notice may be conditioned on the satisfaction or waiver (in accordance with Section 8.02) of the conditions set forth in Section 4.02, 4.03 and/or 4.04, as applicable) by a borrowing notice substantially in the form of Exhibit D or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), in each case appropriately completed and signed by an Authorized Officer of the applicable Borrower (a “Borrowing Notice”); provided that each such Borrowing Notice must be received no later than 11:00 a.m. (New York time) on the date of the proposed borrowing of each Alternate Base Rate Loan and two (2) U.S. Government Securities Business Days before the date of the proposed borrowing of each SOFR Rate Loan (or, in the case of the initial SOFR Rate Borrowing to be made under this Agreement, no later than 11:00 a.m. (New York time) one (1) Business Day prior to such proposed initial SOFR Rate Borrowing date). A Borrowing Notice shall specify:

(a)   the date of the proposed borrowing, which shall be a Business Day, of such Loans,

(b)   the aggregate amount of the Loans comprising the proposed borrowing (which Loan shall be in a minimum aggregate principal amount of $100,000,000 (or, if less, the remaining unused Aggregate Commitment as of such date)),

(c)   the Type of the Borrowing selected, and

(d)   in the case of a proposed borrowing comprised of SOFR Rate Loans, the Interest Period applicable thereto.

The location and number of the applicable Borrower’s account to which proceeds of the Loans are to be disbursed shall be set forth in written settlement instructions executed by two Authorized Officers of the applicable Borrower (neither of which shall hold the title of Vice President, Global Treasury) and the Administrative Agent shall have confirmed such location and number of such Borrower’s account to which proceeds of a Loan are to be disbursed orally by telephone. Any change to the location and number of the account to which proceeds of a Loan are to be disbursed shall be set forth in written settlement instructions executed by two Authorized Officers of the applicable Borrower (neither of which shall hold the title of Vice President, Global Treasury) and the Administrative Agent shall have confirmed such change to the location and number of such Borrower’s account to which proceeds of a Loan are to be disbursed orally by telephone.

No more than ten (10) Interest Periods shall be in effect at any time (unless such limit has been waived by the Administrative Agent in its sole discretion).

Section 2.08.   Conversion and Continuation of Outstanding Loans. Alternate Base Rate Loans shall continue as Alternate Base Rate Loans unless and until such Alternate Base Rate Loans are converted into SOFR Rate Loans pursuant to this Section 2.08 or are prepaid or repaid in accordance with Section 2.07. Each SOFR Rate Loan shall continue as a SOFR Rate Loan until the end of the then applicable Interest Period therefor, at which time such SOFR Rate Loan shall be automatically continued as a SOFR Rate Loan with the same Interest Period, unless (x) such SOFR Rate Loan is or was repaid in accordance with Section 2.07 or (y) the applicable Borrower shall have given the Administrative Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such SOFR Rate Loan be converted to an Alternate Base Rate Loan or continue as a SOFR Rate Loan for another Interest Period. The applicable Borrower may elect from time to time to convert all or any part of an Alternate Base Rate Loan into a SOFR Rate Loan. Notwithstanding anything to the contrary contained in this Section 2.08, (except with the consent of the Required Lenders) when any Default has occurred and is continuing each Term SOFR Loan shall be continued as a Loan with an Interest Period not longer than one month. The applicable Borrower shall give the Administrative Agent notice substantially in the form of Exhibit E or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), in each case appropriately completed and signed by an Authorized Officer of the applicable Borrower (a “Conversion/Continuation Notice”) of each conversion of an Alternate Base Rate Loan into a SOFR Rate Loan or a continuation of a SOFR Rate Loan, with each such Conversion/Continuation Notice to be received not later than 11:00 a.m. (New York time) at least two (2) Business Days prior to the date of the requested conversion or continuation, specifying:

(a)   the requested date, which shall be a Business Day, of such conversion or continuation,

(b)   the aggregate amount and Type of the Loan which is to be converted or continued as a SOFR Rate Loan, and

(c)   the duration of the Interest Period applicable thereto.

Section 2.09.   Interest Rates. Each Alternate Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Loan is made or is converted from a SOFR Rate Loan into an Alternate Base Rate Loan pursuant to Section 2.08 hereof, to but excluding the date it is paid or is converted into a SOFR Rate Loan pursuant to Section 2.08 hereof, at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin for such day. Changes in the rate of interest on that portion of any Loan maintained as an Alternate Base Rate Loan will take effect simultaneously with each change in the Alternate Base Rate. Each Daily SOFR Loan shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Loan is made, to but excluding the date it is paid, at a rate per annum equal to the Adjusted Daily Simple SOFR Rate plus the Applicable Margin for such day. Changes in the rate of interest on that portion of any Loan maintained as a Daily SOFR Loan will take effect simultaneously with each change in the Daily SOFR Rate. Each Term SOFR Loan shall bear interest on the outstanding principal amount thereof, for each day from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the Adjusted Term SOFR Rate for the applicable period plus the Applicable Margin. No Interest Period may end after the Maturity Date.

Section 2.10.   Rates Applicable After Default. During the continuance of a Default under Section 7.02 the Required Lenders may, at their option, by notice to WBA and the applicable Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.02 requiring unanimous consent of the Lenders to changes in interest rates, and which election and notice shall not be required after a Default or Unmatured Default under Section 7.05 or 7.06), declare that interest on the overdue amount of the Loans shall be payable at a rate (after as well as before the commencement of any proceeding under any Debtor Relief Laws) equal to 2% per annum in excess of the rate otherwise payable thereon (and, with respect to any other overdue Obligations, shall bear interest at a rate equal to the Alternate Base Rate plus the Applicable Margin applicable to Alternate Base Rate Loans plus 2% per annum) commencing on the date of such Default and continuing until such Default is cured or waived.

Section 2.11.   Method of Payment. Except as otherwise specified herein, all payments by each Borrower of principal, interest and its other Obligations shall be made in Dollars. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Administrative Agent at the Administrative Agent’s address specified pursuant to Article XIII, or at any other Lending Installation of the Administrative Agent specified in writing by the Administrative Agent to the applicable Borrower, by 2:00 p.m. (New York time) on the date when due and shall be applied ratably by the Administrative Agent among the Lenders entitled thereto. Each payment delivered to the Administrative Agent for the account of any Lender shall be delivered promptly by the Administrative Agent to such Lender in the same type of funds that the Administrative Agent received at such Lender’s address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Administrative Agent from such Lender.

Section 2.12.   Noteless Agreement; Evidence of Indebtedness.

(a)   Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender to such Borrower from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(b)   The Administrative Agent shall also maintain accounts in which it will record (A) the date and the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (B) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder, (C) the effective date and amount of each Assignment and Assumption delivered to and accepted by it and the parties thereto pursuant to Section 12.01, (D) the amount of any sum received by the Administrative Agent hereunder from each applicable Borrower and each Lender’s share thereof, and (E) all other appropriate debits and credits as provided in this Agreement, including, without limitation, all fees, charges, expenses and interest. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control absent manifest error.

(c)   The entries maintained in the accounts maintained pursuant to clauses (a) and (b) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of each Borrower to repay its Obligations in accordance with their terms.

(d)   Any Lender may request that the Loans made or to be made by it be evidenced by a promissory note in substantially the form of Exhibit C (each, a “Note”). In such event, each applicable Borrower shall prepare, execute and deliver to such Lender such Note or Notes payable to such Lender (or its registered assigns). Thereafter, the Loans evidenced by each such Note and interest thereon shall at all times (including after any assignment pursuant to Section 12.01) be represented by one or more Notes payable to the payee named therein or any assignee pursuant to Section 12.01, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in clauses (a) and (b) above.

Section 2.13.   Interest Payment Dates; Interest and Fee Basis. Interest accrued on each Alternate Base Rate Loan shall be payable in arrears on each Payment Date, commencing with the first such date to occur after the Borrowing Date with respect to such Alternate Base Rate Loan, on any date on which the Alternate Base Rate Loan is prepaid, whether due to acceleration or otherwise, and on the Maturity Date. Interest accrued on each SOFR Rate Loan shall be payable on the last day of its applicable Interest Period, on any date on which such SOFR Rate Loan is prepaid, whether by acceleration or otherwise, and on the Maturity Date. Interest accrued on each Term SOFR Loan having an Interest Period longer than three (3) months shall also be payable on the last day of each three-month interval during such Interest Period. Interest accrued pursuant to Section 2.09 shall be payable on demand. With respect to (a) interest on all Loans (other than Alternate Base Rate Loans where the interest is based on the Alternate Base Rate), the Commitment Fees and other fees hereunder, such interest or fees shall be calculated for actual days elapsed on the basis of a 360-day year and (b) interest on Loans which are Alternate Base Rate Loans where the interest is based on the Alternate Base Rate, such interest shall be calculated for actual days elapsed on the basis of a 365/366-day year. Interest shall be payable for the day a Loan is made but not for the day of any payment on the amount paid if payment is received prior to 2:00 p.m. (New York time) at the place of payment. If any payment of principal of or interest on a Loan, any fees or any other amounts payable to the Administrative Agent or any Lender hereunder shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest, fees and commissions in connection with such payment.

Section 2.14.   Notification of Loans, Interest Rates, Prepayments and Commitment Reductions; Availability of Loans. Promptly after receipt thereof, the Administrative Agent will notify each Lender of the contents of each Commitment reduction notice, Borrowing Notice, Conversion/Continuation Notice and prepayment notice received by it hereunder. The Administrative Agent will notify each Lender of the interest rate applicable to each Loan promptly upon determination of such interest rate and will give each Lender and WBA prompt notice of each change in the Alternate Base Rate and the Daily SOFR Rate. Not later than 1:00 p.m. (New York time) on each Borrowing Date, each Lender shall make available its Loan or Loans in funds immediately available to the Administrative Agent’s Office. The Administrative Agent will make the funds so received from the Lenders available to the applicable Borrower at the Administrative Agent’s aforesaid address.

Section 2.15.   Lending Installations. Each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Loans and any Notes issued hereunder shall be deemed held by each Lender for the benefit of any such Lending Installation. Each Lender may, by written notice to the Administrative Agent and WBA in accordance with Article XIII, designate replacement or additional Lending Installations through which Loans will be made by it and for whose account Loan payments are to be made.

Section 2.16.   Payments Generally; Administrative Agent’s Clawback.

(a)   (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of SOFR Rate Loans (or, in the case of any Alternate Base Rate Loans, prior to 12:00 noon (New York time) on the date of the proposed Borrowing of such Loans) that such Lender will not make available to the Administrative Agent such Lender’s share of such Loan, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.14 and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Loan available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the Overnight Rate and (B) in the case of a payment to be made by the applicable Borrower, the interest rate applicable to Alternate Base Rate Loans. If the applicable Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the applicable Borrower the amount of such interest paid by the applicable Borrower for such period. If such Lender pays its share of the applicable Loan to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Loan. Any payment by the applicable Borrower shall be without prejudice to any claim the applicable Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii)   Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the applicable Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the applicable Borrower will not make such payment, the Administrative Agent may assume that the applicable Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the applicable Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate.

(iii)   Erroneous Payments. With respect to any payment that the Administrative Agent makes for the account of the Lenders hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) the applicable Borrower has not in fact made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by WBA (whether or not then owed); or (3) the Administrative agent has for any reason otherwise erroneously made such payment; then each of the Lenders, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender or, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the applicable Borrower with respect to any amount owing under this subsection (a) shall be conclusive, absent manifest error.

(b)   Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans and to make payments pursuant to Section 9.06(c) are several and not joint. The failure of any Lender to make any Loan or to make any payment under Section 9.06(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or to make its payment under Section 9.06(c).

Section 2.17.   Replacement of Lender. If any Lender requests compensation under Section 3.01 or 3.02, or if any Lender gives notice to the Borrowers pursuant to Section 3.03, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.05, or if any Lender is a Defaulting Lender, or if a Lender fails to consent to an amendment or waiver approved by the Required Lenders as to any matter for which such Lender’s consent is needed, or if any Lender is a Protesting Lender under Section 2.20(b), then WBA may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 12.01), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a)   WBA shall have paid to the Administrative Agent the assignment fee specified in Section 12.01(b)(iv);

(b)   such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.04) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or WBA (in the case of all other amounts);

(c)   in the case of any such assignment resulting from a claim for compensation under Section 3.01 or payments required to be made pursuant to Section 3.05, such assignment will result in a reduction in such compensation or payments thereafter;

(d)   such assignment does not conflict with applicable laws;

(e)   in the case of any such assignment resulting from a failure to consent to an amendment or waiver approved by the Required Lenders, such assignee shall have consented to the relevant amendment or waiver; and

(f)   in the case of any such assignment by a Protesting Lender, such assignee shall have consented to making Loans to the applicable Designated Foreign Borrower.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling WBA to require such assignment and delegation cease to apply.

Section 2.18.   Sharing of Payments by Lenders. Except as otherwise specified herein, if any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans and accrued interest thereon greater than its Pro Rata Share of the Term Facility to which it is entitled pursuant hereto, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans of the other Lenders or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(i)   if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)   the provisions of this Section shall not be construed to apply to (x) any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to WBA or any Subsidiary thereof (as to which the provisions of this Section shall apply).

Each Borrower for itself and solely with respect to its Obligations consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

Section 2.19.   Defaulting Lenders.

(a)   Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)   Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 8.02 and the definition of Required Lender.

(ii)   Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender under this Agreement or the other Loan Documents (whether voluntary or mandatory, at maturity, pursuant to Section 8.01 or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 11.01), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, as WBA may request (so long as no Default or Unmatured Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and WBA, to be held in a non-interest bearing deposit account (other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent (provided that such cash collateral shall be invested solely in investments that provide for preservation of capital)) and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Unmatured Default exists, to the payment of any amounts owing to such Borrower as a result of any judgment of a court of competent jurisdiction obtained by such Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied first to pay the Loans of all non-Defaulting Lenders on a pro rata basis prior to being applied as set forth above in this sub-clause (ii). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.19(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(b)   Defaulting Lender Cure. If the applicable Borrower and the Administrative Agent agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held on a pro rata basis by the Lenders in accordance with their Pro Rata Shares of the Term Facility, whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the applicable Borrower while that Lender was a Defaulting Lender; and provided further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Section 2.20.   Designated Borrowers.

(a)   WBA may at any time, and from time to time after the Effective Date designate, by written notice to the Administrative Agent, any of its Wholly-Owned Subsidiaries as a “Designated Borrower” for purposes of this Agreement and such Wholly-Owned Subsidiary shall thereupon become a “Designated Borrower” for purposes of this Agreement and, as such, shall have all of the rights and obligations of a Borrower hereunder.  During the Availability Period, such Designated Borrower may borrow Loans subject to the terms and conditions hereof and shall become jointly and severally liable for such Loans. After the Availability Period, upon the joinder hereto, a Designated Borrower shall become jointly and severally liable for funded Loans hereunder. The Administrative Agent shall promptly notify each Lender of each such designation by WBA and the identity of the respective Wholly-Owned Subsidiary.

(b)   Notwithstanding the foregoing, with respect to any Designated Borrower not organized under the laws of the United States or any State thereof (a “Designated Foreign Borrower”), no Lender shall be required to make or maintain Loans to such Designated Borrower in the event that the making or maintaining of such Loans would reasonably be expected to breach or violate any internal policy (other than with respect to Designated Borrowers formed under the laws of any nation that is a member of the Organization for Economic Cooperation and Development as of the Effective Date), law or regulation to which such Lender is, or would be upon the making or maintaining of such Loan, subject (any such Lender, a “Protesting Lender”); provided that (i) any Lender which is relying solely on such internal policies as the basis for not making or maintaining Loans may do so only if such internal policies are being applied by such Lender or to all similarly situated borrowers seeking loans other extensions of credit from or with respect to doing business in such jurisdiction; and (ii) each Lender shall use reasonable efforts to designate (or identify) a different lending office for funding or booking its Loans to such Designated Borrower or to assign (or identify for purposes of assignment of) its rights and obligations hereunder to make or maintain its Loans to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment would permit it to make or maintain Loans to such Designated Borrower and would not otherwise be disadvantageous to such Lender (and WBA and the relevant Designated Borrower shall agree to pay all reasonable out-of-pocket costs and expenses incurred by such Lender in connection with any such designation or assignment).

(c)   As soon as practicable (but in any event not more than five Business Days) after receipt of notice from WBA or the Administrative Agent of WBA’s intent to designate a Designated Foreign Borrower, any Protesting Lender shall notify WBA and the Administrative Agent in writing of its inability to lend or maintain Loans to such Designated Foreign Borrower. With respect to each Protesting Lender, WBA shall, effective on or before the date that such Designated Foreign Borrower shall have the right to borrow or become a Borrower hereunder, either (A) replace such Protesting Lender with Lenders willing (in their sole discretion) to increase their existing Commitments, or other financial institutions willing (in their sole discretion) to become Lenders and extend new commitments, on terms consistent with Section 2.17, or (B) cancel its request to designate such Designated Foreign Borrower as a “Designated Borrower”.

(d)   Upon the payment and performance in full of all of the indebtedness, liabilities and obligations under this Agreement of any Designated Borrower (other than any contingent indemnification obligations for which no claim has been made), such Designated Borrower’s status as a “Designated Borrower” shall terminate automatically upon written notice by WBA to the Administrative Agent (which notice the Administrative Agent shall give promptly to each Lender, upon and only upon its receipt of a request therefor from WBA).  Thereafter, the Lenders shall be under no further obligation to make or maintain any Loans to such former Designated Borrower until such time, if ever, as it has been re-designated a Designated Borrower by WBA.

Article 3
YIELD PROTECTION; TAXES

Section 3.01.   Yield Protection. If, after the date of this Agreement, any Change in Law:

(a)   imposes, modifies or deems applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;

(b)   subjects any Lender to any Tax of any kind whatsoever (except for (i) Indemnified Taxes or Other Taxes covered by Section 3.05 and (ii) Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(c)   imposes on any Lender or the London interbank market any other condition, cost or expense affecting this Agreement or Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, continuing, converting to or maintaining any SOFR Rate Loans or of maintaining its obligation to make any such SOFR Rate Loan, or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, WBA shall pay, or shall cause any Designated Borrower to pay, to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered. Notwithstanding the foregoing, no Lender shall be entitled to seek compensation under this Section 3.01 based on the occurrence of a Change in Law arising solely from (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives promulgated thereunder or issued in connection therewith or (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, unless such Lender is generally seeking compensation from other borrowers that are similarly situated to and of similar creditworthiness with respect to its similarly affected commitments, loans and/or participations under agreements with such borrowers having provisions similar to this Section 3.01.

Section 3.02.   Changes in Capital Adequacy Regulations; Certificates for Reimbursement; Delay in Requests.

(a)   Changes in Capital Adequacy. If any Lender determines that any Change in Law after the date of this Agreement affecting such Lender or any Lending Installation of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law

(taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time WBA will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered. Notwithstanding the foregoing, no Lender shall be entitled to seek compensation under this Section 3.02 based on the occurrence of a Change in Law arising solely from (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives promulgated thereunder or issued in connection therewith or (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, unless such Lender is generally seeking compensation from other borrowers that are similarly situated to and of similar creditworthiness with respect to its similarly affected commitments, loans and/or participations under agreements with such borrowers having provisions similar to this Section 3.02.

(b)   Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in Section 3.01 or subsection (a) of this Section and delivered to WBA shall be conclusive absent manifest error. WBA shall pay, or shall cause the applicable Borrower to pay, to such Lender the amount shown as due on any such certificate within fifteen (15) days after receipt thereof.

(c)   Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section or Section 3.01 shall not constitute a waiver of such Lender’s right to demand such compensation, provided that WBA shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section or Section 3.01 for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies WBA of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

(d)   Additional Reserve Requirements. WBA shall pay (or cause the applicable Borrower to pay) to each Lender, as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided WBA shall have received at least 30 days’ prior notice (with a copy to the Administrative Agent) of such additional costs from such Lender. Such Lender shall deliver a certificate to WBA setting forth in reasonable detail a calculation of such actual costs incurred by such Lender and shall certify that it is generally charging such costs to similarly situated customers of similar creditworthiness of the applicable Lender under agreements having provisions similar to this Section 3.02(d) after consideration of such factors as such Lender then reasonably determines to be relevant (which determination shall be made in good faith). If a Lender fails to give notice 30 days prior to the relevant Payment Date, such additional costs shall be due and payable 30 days from receipt of such notice.

Section 3.03.   Illegality. If any Lender determines that any law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Installation to make, maintain or fund SOFR Rate Loans, or to determine or charge interest rates based upon SOFR, then, on notice thereof by such Lender to WBA through the Administrative Agent, any obligation of such Lender to make or continue SOFR Rate Loans or to convert Alternate Base Rate Loans to SOFR Rate Loans shall be suspended until such Lender notifies the Administrative Agent and WBA that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, each applicable Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or convert all SOFR Rate Loans of such Lender to Alternate Base Rate Loans, either on the last day of the Interest Period or the following scheduled interest payment date therefor, if such Lender may lawfully continue to maintain such SOFR Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such SOFR Rate Loans. Upon any such prepayment or conversion, the applicable Borrower shall also pay accrued interest on the amount so prepaid or converted.

Section 3.04.   Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, WBA shall, or shall cause the applicable Borrower to, promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)   any continuation, conversion, payment or prepayment of any Loan other than an Alternate Base Rate Loan on a day other than the last day of the Interest Period for such Loan or other than upon at least two (2) Business Days’ prior notice to the Administrative Agent (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise, but excluding any prepayment or conversion required pursuant to Section 3.03);

(b)   any failure by the applicable Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than an Alternate Base Rate Loan on the date or in the amount notified by such Borrower; or

(c)   any assignment of a SOFR Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by WBA pursuant to Section 2.17;

including any foreign exchange losses and loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such SOFR Rate Loan or from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract. WBA shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

Section 3.05.   Taxes.

(a)   Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes. (i) Any and all payments by or on account of any obligation of the applicable Borrower hereunder or under any other Loan Document shall to the extent permitted by applicable laws be made free and clear of and without reduction or withholding for any Taxes. If, however, applicable laws require the applicable Borrower or the Administrative Agent (as determined in the good faith discretion of the Administrative Agent) to withhold or deduct any Tax, such Tax shall be withheld or deducted in accordance with such laws as determined by such Borrower or the Administrative Agent, as the case may be, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii)   If the applicable Borrower or the Administrative Agent shall be required by applicable law to withhold or deduct any Taxes from any payment, then (A) such Borrower or the Administrative Agent, as applicable, shall withhold or make such deductions as are determined by such Borrower or the Administrative Agent, as applicable, to be required based upon the information and documentation it, or the applicable taxing authority, has received pursuant to subsection (e) below (for the avoidance of doubt, in the case of any such information and documentation received by an applicable taxing authority, solely to the extent such Borrower or the Administrative Agent has been provided with a copy of such information and documentation or otherwise has actual knowledge of such information and documentation and, in each case, is entitled to rely thereon), (B) such Borrower or the Administrative Agent, as applicable, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with applicable law, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by such Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or any Lender receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b)   Payment of Other Taxes. Without limiting the provisions of subsection (a) above, WBA shall timely pay, or shall cause the applicable Borrower to pay, any Other Taxes to the relevant Governmental Authority in accordance with applicable laws.

(c)   Indemnification. (i) Without limiting the provisions of subsection (a) or (b) above, WBA shall, or shall cause the applicable Borrower to, indemnify the Administrative Agent and each Lender, and shall make payment in respect thereof within thirty (30) days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) withheld or deducted by the applicable Borrower or the Administrative Agent or paid by the Administrative Agent or such Lender, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. WBA shall also, or shall cause the applicable Borrower to, indemnify the Administrative Agent and shall make payment in respect thereof within thirty (30) days after demand therefor, for any amount which a Lender for any reason fails to pay indefeasibly to the Administrative Agent as required by clause (ii)(x)(1) of this subsection. A certificate as to the amount of any such payment or liability delivered to WBA by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(ii)   Without limiting the provisions of subsection (a) or (b) above, each Lender shall, and does hereby, indemnify (x) WBA, each applicable Borrower and the Administrative Agent, and shall make payment in respect thereof within thirty (30) days after demand therefor, against any and all Taxes and any and all related losses, claims, liabilities, penalties, interest and expenses (including the fees, charges and disbursements of any counsel for WBA, each applicable Borrower or the Administrative Agent) incurred by or asserted against WBA, such applicable Borrower or the Administrative Agent by any Governmental Authority as a result of (1) the failure by such Lender to deliver, or as a result of the inaccuracy, inadequacy or deficiency of, any documentation required to be delivered by such Lender to WBA, each applicable Borrower or the Administrative Agent pursuant to subsection (e) or (2) the failure of such Lender to comply with the provisions of Section 12.01(d) relating to the maintenance of a Participant Register and (y) the Administrative Agent against any Indemnified Taxes or Other Taxes attributable to such Lender (but only to the extent WBA or the applicable Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes or Other Taxes and without limiting the obligation of WBA to do so or cause the applicable Borrower to do so) or Excluded Taxes attributable to such Lender, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii). The agreements in this clause (ii) shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of this Agreement or the Aggregate Commitment and the repayment, satisfaction or discharge of all other Obligations.

(d)   Evidence of Payments. Upon request by WBA or the Administrative Agent, as the case may be, after any payment of Taxes by WBA, any Borrower or the Administrative Agent to a Governmental Authority as provided in this Section 3.05, WBA or the applicable Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to WBA and the applicable Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by law to report such payment or other evidence of such payment reasonably satisfactory to WBA, the applicable Borrower or the Administrative Agent, as the case may be.

(e)   Status of Lenders; Tax Documentation. (i) Each Lender shall deliver to WBA, the applicable Borrower and the Administrative Agent, at the time or times prescribed by applicable laws or when reasonably requested by WBA, the applicable Borrower or the Administrative Agent, such properly completed and executed copies documentation prescribed by applicable laws or by the taxing authorities of any jurisdiction and such other reasonably requested information (A) to secure any applicable exemption from, or reduction in the rate of, deduction or withholding imposed by any jurisdiction in respect of any payments to be made by WBA or the applicable Borrower to such Lender, and (B) as will permit WBA, the applicable Borrower or the Administrative Agent, as the case may be, to determine (1) whether or not payments made hereunder, the Fee Letter or under any other Loan Document are subject to Taxes, (2) if applicable, the required rate of withholding or deduction, and (3) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Lender by WBA or the applicable Borrower pursuant to this Agreement or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdiction.

(ii)   Without limiting the generality of the foregoing, if the applicable Borrower (or, if the applicable Borrower is disregarded as an entity separate from its owner for U.S. federal income tax purposes, the Person treated as its owner for U.S. federal income tax purposes) is a “United States person” within the meaning of Section 7701(a)(30) of the Code,

(A)   any Lender (or, if such Lender is disregarded as an entity separate from its owner for U.S. federal income tax purposes, the Person treated as its owner for U.S. federal income tax purposes) that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to WBA, the applicable Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of WBA, the applicable Borrower or the Administrative Agent) executed copies of Internal Revenue Service Form W-9 or such other documentation or information prescribed by applicable laws or reasonably requested by WBA, the applicable Borrower or the Administrative Agent as will enable WBA, the applicable Borrower or the Administrative Agent, as the case may be, to determine whether or not such Lender is subject to backup withholding or information reporting requirements;

(B)   each Foreign Lender (or, if such Foreign Lender is disregarded as an entity separate from its owner for U.S. federal income tax purposes, the Person treated as its owner for U.S. federal income tax purposes) that is entitled under the Code or any applicable treaty to an exemption from or reduction of withholding tax with respect to payments hereunder or under any other Loan Document shall deliver to WBA, the applicable Borrower and the Administrative Agent (in such number of originals as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of WBA, the applicable Borrower or the Administrative Agent, but only if such Foreign Lender (or, if such Foreign Lender is disregarded as an entity separate from its owner for U.S. federal income tax purposes, the Person treated as its owner for U.S. federal income tax purposes) is legally entitled to do so), whichever of the following is applicable:

(1)   executed copies of Internal Revenue Service Form W-8BEN or W-BEN-E, as applicable, claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(2)   executed copies of Internal Revenue Service Form W-8ECI,

(3)   executed copies of Internal Revenue Service Form W-8IMY and all required supporting documentation,

(4)   in the case of a Foreign Lender (or, if such Foreign Lender is disregarded as an entity separate from its owner for U.S. federal income tax purposes, the Person treated as its owner for U.S. federal income tax purposes) claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender (or such other Person) is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the applicable Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) executed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable, or

(5)   executed copies of any other form prescribed by applicable laws as a basis for claiming exemption from or a reduction in U.S. federal withholding tax together with such supplementary documentation as may be prescribed by applicable laws to permit WBA, the applicable Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

(C)   each Lender shall deliver to the Administrative Agent, WBA and the applicable Borrower such documentation reasonably requested by the Administrative Agent, WBA or the applicable Borrower sufficient for the Administrative Agent, WBA and the applicable Borrower to comply with their obligations under FATCA and to determine whether payments to such Lender are subject to withholding tax under FATCA. Solely for purposes of this sub-clause (C), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii)   Each Lender shall promptly notify WBA, the applicable Borrower and the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

(f)   Treatment of Certain Refunds. Unless required by applicable laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender. If the Administrative Agent or any Lender determines, in its sole discretion, exercised in good faith, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by any Borrower or with respect to which any Borrower has paid additional amounts pursuant to this Section, it shall pay to such Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that each Borrower, upon the request of the Administrative Agent or such Lender, as the case may be, agrees to repay the amount paid over to such Borrower (plus any penalties, interest (to the extent accrued from the date such refund is paid over to such Borrower) or other charges imposed by the relevant Governmental Authority), to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (f), in no event will the Administrative Agent or any Lender be required to pay any amount to any Borrower pursuant to this paragraph (f) the payment of which would place the Administrative Agent or any Lender in a less favorable net after-Tax position than the Administrative Agent or any Lender would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to any Borrower or any other Person.

Section 3.06.   Mitigation Obligations. If any Lender requests compensation under Section 3.01 or Section 3.02, or any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.05, or if any Lender gives a notice pursuant to Section 3.03, then such Lender shall use reasonable efforts to designate a different Lending Installation for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01, 3.02 or 3.05, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.03, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender. WBA hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

Section 3.07.   Benchmark Replacement.

(a)   Temporary Benchmark Unavailability. Subject to clauses (b) through (f) below, in connection with any SOFR Rate Loan, a request therefor, a conversion to or a continuation thereof or otherwise, if for any reason the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that:

(i)   reasonable and adequate means do not exist for ascertaining a Benchmark for such SOFR Rate Loan and the applicable Interest Period on or prior to the first day of such Interest Period, or

(ii)   the Required Lenders shall determine (which determination shall be conclusive and binding absent manifest error) that a Benchmark for such SOFR Rate Loan does not materially, adequately and fairly reflect the cost to such Lenders of making or maintaining the applicable Loans during the applicable Interest Period and the Required Lenders have provided notice of such determination to the Administrative Agent, then, in each case, the Administrative Agent shall promptly give notice thereof to WBA. Upon notice thereof by the Administrative Agent to WBA, any obligation of the Lenders to make such SOFR Rate Loans and any right of any Borrower to convert any Loan to or continue any Loan as such a SOFR Rate Loan shall be suspended (to the extent of the affected Interest Periods if applicable) until the Administrative Agent (with respect to clause (ii), at the instruction of the Required Lenders) revokes such notice.

Upon receipt of such notice, (A) WBA may revoke any pending request for a borrowing of, conversion to or continuation of such SOFR Rate Loans (and the affected Interest Periods if applicable) or, failing that, in the case of any request for a borrowing of an affected SOFR Rate Loan, the applicable Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Alternate Base Rate Loans in the amount specified therein and (B) any outstanding affected SOFR Rate Loans will be deemed to have been converted into Alternate Base Rate Loans at the end of the applicable Interest Period. Upon any such prepayment or conversion, the applicable Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.04. During a Benchmark Unavailability Period with respect to any Benchmark or at any time that a tenor for any then-current Benchmark is not an Available Tenor, the component of the Alternate Base Rate based upon the then-current Benchmark that is the subject of such Benchmark Unavailability Period or such tenor for such Benchmark, as applicable, will not be used in any determination of Alternate Base Rate.

(b)   Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event with respect to any Benchmark, the Administrative Agent and WBA may amend this Agreement to replace such Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and WBA so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 3.07(b) will occur prior to the applicable Benchmark Transition Start Date.

(c)   Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right, in consultation with WBA, to make Benchmark Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(d)   Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify WBA and the Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Benchmark Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify WBA of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 3.07(e). Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.07(d), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.07(d).

(e)   Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if any then-current Benchmark is a term rate and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (2) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause

(A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(f)   Benchmark Unavailability Period. Upon WBA’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a given Benchmark, (A) WBA may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Rate Loans (and the affected Interest Periods if applicable) to be made, converted or continued during any Benchmark Unavailability Period and, failing that, in the case of any request for a borrowing of an affected SOFR Rate Loan, the applicable Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Alternate Base Rate Loans in the amount specified therein and (B) any outstanding affected SOFR Rate Loans will be deemed to have been converted into Alternate Base Rate Loans at the end of the applicable Interest Period. Upon any such prepayment or conversion, the applicable Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.04. During a Benchmark Unavailability Period with respect to any Benchmark or at any time that a tenor for any then-current Benchmark is not an Available Tenor, the component of the Alternate Base Rate based upon the then-current Benchmark that is the subject of such Benchmark Unavailability Period or such tenor for such Benchmark, as applicable, will not be used in any determination of Alternate Base Rate.

Section 3.08.   Survival. All of each Borrower’s obligations under this Article III shall survive termination of this Agreement or the Aggregate Commitment, repayment of all other Obligations hereunder and resignation of the Administrative Agent.

Article 4
CONDITIONS PRECEDENT

Section 4.01.   Signing Date. This Agreement (but not the Lenders’ Commitments hereunder) shall become effective and shall be binding and inure to the benefit of the parties hereto and their respective successors and assigns on and as of the first date (the “Signing Date”) on which WBA has furnished to the Administrative Agent the following:

(a)   From each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) customary written evidence reasonably satisfactory to the Administrative Agent (which may include telecopy or electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b)   An officer’s certificate, substantially in the form of Exhibit F, dated as of the Signing Date, signed by an Authorized Officer of WBA, certifying that (x) on the Signing Date, no Default or Unmatured Default has occurred and is continuing and (y) the representations and warranties contained in Article V are true and correct in all material respects (except to the extent such representations and warranties are qualified by “materiality” or “Material Adverse Effect” or similar terms, in which case such representations and warranties shall be true and correct in all respects) as of the Signing Date, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects (except to the extent such representations and warranties are qualified with “materiality” or “Material Adverse Effect” or similar terms, in which case such representations and warranties shall be true and correct in all respects) on and as of such earlier date.

Section 4.02.   Initial Effectiveness. The Lenders’ Commitments shall become effective hereunder on and as of the first date, which shall be no later than January 3, 2023 (the “Effective Date”), on which the Signing Date has occurred and WBA has furnished to the Administrative Agent (or, in the case of Section 4.02(f), WBA shall have paid) the following (it being understood that the Commitments of the Lenders shall never become effective if the Effective Date has not occurred on or before January 3, 2023):

(a)   Copies of the articles of incorporation of WBA, together with all amendments thereto, and a certificate of good standing for WBA, each certified by the appropriate governmental officer in its jurisdiction of incorporation;

(b)   Copies, certified by the Secretary, Assistant Corporate Secretary or Chief Legal Officer of WBA, of WBA’s by-laws and of its Board of Directors’ resolutions and of resolutions or actions of any other body authorizing the execution of the Loan Documents to which it is a party and a certification that there have been no changes to its articles of incorporation provided pursuant to Section 4.02(a);

(c)   An incumbency certificate, executed by the Secretary, Assistant Secretary or Chief Legal Officer of WBA, which shall identify by name and title and bear the signatures of the Authorized Officers and any other officers or employees of WBA authorized to sign the Loan Documents to which WBA is a party and to request Loans hereunder, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by WBA;

(d)   An officer’s certificate, substantially in the form of Exhibit F, dated as of the Effective Date, signed by an Authorized Officer of WBA, certifying that (x) on the Effective Date, no Default or Unmatured Default has occurred and is continuing and (y) the representations and warranties contained in Article V are true and correct in all material respects (except to the extent such representations and warranties are qualified by “materiality” or “Material Adverse Effect” or similar terms, in which case such representations and warranties shall be true and correct in all respects) as of the Effective Date, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects (except to the extent such representations and warranties are qualified with “materiality” or “Material Adverse Effect” or similar terms, in which case such representations and warranties shall be true and correct in all respects) on and as of such earlier date;

(e)   A written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Davis Polk & Wardwell LLP as to matters of New York law, U.S. Federal law and certain aspects of Delaware law in form and substance reasonably acceptable to the Administrative Agent;

(f)   All documented fees, costs and expenses due and payable to the Lenders or the Administrative Agent, for itself and on behalf of the Lenders (including pursuant to the Fee Letter), or its counsel on the Effective Date and (in the case of legal fees and expenses) for which WBA has received an invoice at least three (3) Business Days prior to the Effective Date; and

(g)   At least three (3) Business Days prior to the Effective Date, WBA shall have provided the documentation and other information to the Administrative Agent that is required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the U.S. Patriot Act, to the extent such information was reasonably requested by the Arrangers or the Administrative Agent (including on behalf of any Lender) in writing at least ten (10) days prior to the Effective Date.

Without limiting the generality of the provisions of Section 8.02, for purposes of determining compliance with the conditions specified in this Section 4.02, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Effective Date specifying its objection thereto.

Section 4.03.   Each Borrowing Date. Each Lender’s obligations to make any Loan hereunder during the Availability Period shall become effective upon the satisfaction or waiver (in accordance with Section 8.02) of the following conditions during the Availability Period:

(a)   The Effective Date shall have occurred;

(b)   No Default or Unmatured Default has occurred and is continuing, or would result from such Borrowing;

(c)   Each of the representations and warranties contained in Article V (other than the representations and warranties contained in Sections 5.05 and 5.06 in the case of any Borrowings made after the Effective Date other than any Borrowing made on an Increase Date) are, in each case, true and correct in all material respects (except to the extent such representations and warranties are qualified by “materiality” or “Material Adverse Effect” or similar terms, in which case such representations and warranties shall be true and correct in all respects) as of such Borrowing Date, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects (except to the extent such representations and warranties are qualified by “materiality” or “Material Adverse Effect” or similar terms, in which case such representations and warranties shall be true and correct in all respects) on and as of such earlier date;

(d)   The Administrative Agent shall have received a Borrowing Notice in accordance with Section 2.07; and

(e)   With respect to the initial Borrowing hereunder only, the Specified Acquisition shall have occurred or shall occur substantially concurrently with such initial Borrowing.

Each Borrowing Notice shall constitute a representation and warranty by the applicable Borrower as to the matters specified in paragraphs (b) and (c) of this Section.

Section 4.04.   Initial Loans to Each Designated Borrower. Each Lender’s obligations to make or maintain any initial Loan to any Designated Borrower following any designation of such Designated Borrower as a Borrower hereunder pursuant to Section 2.20 hereunder shall become effective upon the satisfaction or waiver (in accordance with Section 8.02) of the following conditions on or after the Effective Date:

(a)   Copies of the articles or certificate of incorporation, certificate of partnership, articles or certificate of organization or other similar formation document, instrument or agreement, as the case may be, of such Designated Borrower, together with all amendments thereto, and a certificate of good standing (or the equivalent thereof, if any, in any foreign jurisdiction), each certified by the appropriate governmental officer in its jurisdiction of formation;

(b)   Copies, certified by the Secretary, Assistant Secretary or General Counsel of such Designated Borrower, of such Designated Borrower’s by-laws (or equivalent organizational document) and of its Board of Directors’ resolutions and/or resolutions or actions of any other body authorizing the execution of the Loan Documents to which it is a party and a certification that there have been no changes to its articles of incorporation, certificate of partnership, articles or certificate of organization or other similar formation document, instrument or agreement, as the case may be, provided pursuant to Section 4.03(a);

(c)   An incumbency certificate, executed by the Secretary, Assistant Secretary or General Counsel (or other comparable officer) of such Designated Borrower, which shall identify by name and title and bear the signatures of the Authorized Officers and any other officers or employees of such Designated Borrower authorized to sign the Loan Documents to which it is a party and to request Loans hereunder, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by such Designated Borrower;

(d)   A written opinion (addressed to the Administrative Agent and the Lenders) of Davis Polk & Wardwell LLP or other counsel to such Designated Borrower, in form and substance reasonably acceptable to the Administrative Agent;

(e)   [reserved];

(f)   At least three (3) Business Days prior to the initial Loan to such Designated Borrower (or, if the Loans are already funded, (3) Business Days prior to the joinder of such Designated Borrower), such Designated Borrower shall have provided the documentation and other information to the Administrative Agent that is required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the U.S. Patriot Act, to the extent such information was reasonably requested by the Arrangers or the Administrative Agent (including on behalf of any Lender) in writing at least ten (10) days prior to the date of such Designated Borrower’s Borrowing Notice;

(g)   To the extent such Designated Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least three (3) Business Days prior to the initial Borrowing to such Designated Borrower (or, if the Loans are already funded, (3) Business Days prior to the joinder of such Designated Borrower), such Designated Borrower shall deliver a Beneficial Ownership Certification; and

(h)   An executed Joinder Agreement.

Article 5
REPRESENTATIONS AND WARRANTIES

Each Borrower represents and warrants as follows to each Lender and the Administrative Agent as of the Effective Date and thereafter on each date as required by Sections 2.01(c) and 4.02 (it being agreed that the representations and warranties contained in Sections 5.05 and 5.06 shall be made only as of the Effective Date and each Increase Date):

Section 5.01.   Existence and Standing. Each Borrower (a) is a corporation, partnership, limited liability company or other entity duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and (b) has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except to the extent that the failure to have such authority would not reasonably be expected to have a Material Adverse Effect.

Section 5.02.   Authorization and Validity. Each Borrower has the power and authority and legal right to execute and deliver the Loan Documents and to perform its obligations thereunder. The execution and delivery by each Borrower of the Loan Documents and the performance of its obligations thereunder have been duly authorized by proper proceedings, and the Loan Documents constitute legal, valid and binding obligations of each Borrower enforceable against such Borrower in accordance with their terms, except as may be limited by bankruptcy, insolvency or similar laws relating to or affecting creditors’ rights generally and by general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 5.03.   No Conflict; Government Consent.

(a)   Neither the execution and delivery by each Borrower of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on such Borrower, (ii) such Borrower’s bylaws, articles or certificate of incorporation, partnership agreement, certificate of partnership, operating agreement or other management agreement, articles or certificate of organization or other similar formation, organizational or governing documents, instruments and agreements, as the case may be, or (iii) the provisions of any indenture, instrument or agreement to which such Borrower is a party or is subject, or by which it, or its Property, is bound, except in the case of clauses (i) and (iii) where such violation would not reasonably be expected to have a Material Adverse Effect.

(b)   No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by any Borrower, is required to be obtained by such Borrower in connection with the execution and delivery of the Loan Documents, the borrowings under the Loan Documents, the payment and performance by such Borrower of its Obligations or the legality, validity, binding effect or enforceability of the Loan Documents.

Section 5.04.   Financial Statements. The August 31, 2022 audited consolidated financial statements of WBA and its Subsidiaries heretofore delivered to the Administrative Agent and the Lenders, copies of which are included in WBA’s Annual Report on Form 10-K as filed with the SEC, and, if applicable, the audited consolidated financial statements of WBA and its Subsidiaries as of the last day of the fiscal year for which WBA has most recently filed an annual report on Form 10-K (a) were prepared in accordance with GAAP, (b) fairly present in all material respects the consolidated financial condition and operations of WBA and its Subsidiaries at such dates and the consolidated results of their operations and cash flows for the period then ended and (c) show all material indebtedness and other liabilities, direct or contingent, of WBA and its Subsidiaries as of the date thereof that are required under Agreement Accounting Principles to be reflected thereon.

Section 5.05.   Material Adverse Effect. Except as disclosed in the Borrower SEC Report, since August 31, 2022 there has been no material adverse effect on the financial condition, results of operations, business or Property of WBA and its Subsidiaries taken as a whole.

Section 5.06.   Litigation. As of the Effective Date, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting WBA or any of its Subsidiaries which has not been disclosed in the Borrower SEC Report (a) that would reasonably be expected to have a Material Adverse Effect or (b) which seeks to prevent, enjoin or delay the making of any Loan or otherwise calls into question the validity of any Loan Document and as to which there is a reasonable possibility of an adverse decision.

Section 5.07.   Regulation U. No Borrower is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate of buying or carrying margin stock (within the meaning of Regulation U or Regulation X); and after applying the proceeds of the Loans, margin stock (as defined in Regulation U) constitutes not more than twenty-five percent (25%) of the value of those assets of WBA and its Subsidiaries which are subject to any limitation on sale or pledge, or any other restriction hereunder.

Section 5.08.   Investment Company Act. No Borrower is an “investment company”, a company “controlled by” an “investment company” or a company required to register as an “investment company,” each as defined in the Investment Company Act of 1940, as amended.

Section 5.09.   OFAC, FCPA. None of WBA, any of its Subsidiaries, or, to the knowledge of WBA, any directors or officers of WBA or any of its Subsidiaries, is the subject of Sanctions. None of WBA or its Subsidiaries is located, organized or resident in a country or territory that is the subject of Sanctions. No part of the proceeds of the Loans shall be used by any Borrower in violation of the United States Foreign Corrupt Practices Act of 1977, as amended or Sanctions.

Section 5.10.   Disclosure. All information (other than financial projections and other forward-looking information and information of a general economic or industry nature) (as used in this Section 5.10, the “Information”) provided by or on behalf of WBA or its representatives to the Administrative Agent or the Lenders in written form in connection with the transactions contemplated hereby does not, when taken as a whole, and will not, when furnished and when taken as a whole, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, when taken as a whole, not materially misleading when taken as a whole and in light of the circumstances under which such statements were made (giving effect to any supplements then or theretofore furnished).

Section 5.11.   Borrowers. Each Borrower (other than WBA) is a Wholly-Owned Subsidiary of WBA.

Article 6
COVENANTS

From the Effective Date, so long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation hereunder (other than any contingent indemnification obligations for which no claim has been made) shall remain unpaid or unsatisfied:

Section 6.01.   Financial Reporting. WBA will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with GAAP, and furnish to the Administrative Agent for the Administrative Agent’s distribution to the Lenders:

(a)   As soon as available, but in any event on or prior to the earlier of (i) the 90th day after the close of each of its fiscal years and (ii) the day that is five (5) Business Days after the date WBA’s annual report on Form 10-K is required to be filed with the SEC after giving effect to any extensions permitted by the SEC (commencing with the first fiscal year of WBA ending after the Effective Date), a consolidated balance sheet as of the end of such period, related statements of earnings, statements of equity and cash flows prepared in accordance with GAAP on a consolidated basis for itself and its Subsidiaries together with an audit report certified by independent certified public accountants of recognized standing whose opinion shall not be qualified as to the scope of the audit or as to the status of WBA and its consolidated Subsidiaries as a going concern, accompanied by any management letter prepared by said accountants.

(b)   As soon as available, but in any event on or prior to the earlier of (i) the 45th day after the close of the first three quarterly periods of each of its fiscal years and (ii) the day that is five (5) Business Days after the date WBA’s quarterly report on Form 10-Q is required to be filed with the SEC after giving effect to any extensions permitted by the SEC (commencing with the first fiscal quarter of WBA ending after the Effective Date), for itself and its Subsidiaries, a consolidated unaudited balance sheet as at the close of each such period and consolidated unaudited statements of earnings, statements of equity and cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer, chief accounting officer or treasurer.

(c)   Together with the financial statements required under Sections 6.01(a) and (b), a compliance certificate in substantially the form of Exhibit A signed by its chief financial officer, chief accounting officer or treasurer showing the calculations necessary to determine compliance with the financial covenant set forth in Section 6.10 and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof, it being understood and agreed that in the event WBA delivers a notice to the Administrative Agent pursuant to the proviso to the definition of “Agreement Accounting Principles” WBA shall deliver an additional calculation of compliance with the financial covenant set forth in Section 6.10 demonstrating that notwithstanding GAAP in effect at such time, WBA has complied with Section 6.10 under GAAP as in effect and applied immediately before such change in GAAP (in the case of such a notice under “Agreement Accounting Principles); provided that in no event shall WBA be required to furnish the Administrative Agent with more than one version of financial statements pursuant to Section 6.01(a) or Section 6.01(b) prepared in accordance with different versions of GAAP as a result of any such notice.

(d)   Such other information with respect to the business, condition or operations, financial or otherwise, and Properties of WBA and its Subsidiaries as the Administrative Agent, including at the request of any Lender, may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a) or (b) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which WBA posts such documents, or provides a link thereto on WBA’s website on the Internet at http://investor.walgreensbootsalliance.com or such other website with respect to which WBA may from time to time notify the Administrative Agent and to which the Lenders have access; or (ii) on which such documents are posted on WBA’s behalf by the Administrative Agent on

SyndTrak or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent) or filed electronically through EDGAR and available on the Internet at www.sec.gov; provided that WBA shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting or filing of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by WBA with any such request for delivery.

WBA hereby acknowledges that (a) the Administrative Agent and/or the Arrangers may make available to the Lenders materials and/or information provided by or on behalf of WBA hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on SyndTrak or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to WBA or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. WBA hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” WBA shall be deemed to have authorized the Administrative Agent, the Arrangers and the Lenders to treat the Borrower Materials as not containing any material non-public information with respect to WBA or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent the Borrower Materials constitute Information, they shall be treated as set forth in Section 9.10); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Arrangers shall be entitled to treat the Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform that is not designated “Public Side Information.”

Section 6.02.   Use of Proceeds. Each Borrower will, and will cause each of its Subsidiaries to, use the proceeds of the Loans for general corporate purposes (including for investments related to the Specified Acquisition). Each Borrower shall use the proceeds of the Loans in compliance with all applicable legal and regulatory requirements and any such use shall not result in a violation of any such requirements, including, without limitation, Regulation U and Regulation X, the Securities Act of 1933 and the Securities Exchange Act of 1934 and the regulations promulgated thereunder.

Section 6.03.   Notice of Default. WBA will give prompt notice in writing to the Lenders of the occurrence of any Default or Unmatured Default after an Authorized Officer of WBA becomes aware of such Default or Unmatured Default.

Section 6.04.   Conduct of Business. WBA will, and will cause each of its Major Subsidiaries to, except as otherwise permitted by Section 6.07, do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a corporation, partnership, limited liability company or other entity in its jurisdiction of incorporation or organization, as the case may be, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except in each case (other than valid existence of any Borrower) where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

Section 6.05.   Compliance with Laws. WBA will, and will cause each of its Major Subsidiaries to, comply in all material respects with all applicable laws, rules, regulations and orders (such compliance to include, without limitation, compliance with ERISA and Environmental Laws and paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent contested in good faith), except to the extent such noncompliance would not have a Material Adverse Effect.

Section 6.06.   Inspection; Keeping of Books and Records. Subject to applicable law and third party confidentiality agreements entered into by WBA or any Subsidiary in the ordinary course of business, WBA will, and will cause each Subsidiary to, permit the Administrative Agent, during the continuance of a Default or Unmatured Default, by its representatives and agents, to inspect any of the Property, books and financial records of WBA and each Subsidiary, to examine and make copies of the books of accounts and other financial records of WBA and each Subsidiary, and to discuss the affairs, finances and accounts of WBA and each Subsidiary with their respective officers at such reasonable times and intervals as the Administrative Agent may designate but in all events upon reasonable prior notice to WBA’s Finance Department, Attention: Chief Accounting Officer, with a copy to Vice President, Global Treasury. WBA shall keep and maintain, and cause each of its Subsidiaries to keep and maintain, in all material respects, proper books of record and account in which entries in conformity with GAAP shall be made of all dealings and transactions in relation to their respective businesses and activities.

Section 6.07.   Merger.

(a)   WBA will not merge into or consolidate with any other Person, unless (i) the Person formed by such consolidation or into which WBA is merged shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume pursuant to an instrument executed and delivered to the Administrative Agent, and in form and substance reasonably satisfactory to the Administrative Agent, WBA’s obligations for the due and punctual payment of the Obligations and the performance of every covenant of this Agreement on the part of WBA to be performed; and (ii) immediately after giving effect to such transaction, no Default or Unmatured Default shall have occurred and be continuing. For the avoidance of doubt, this Section 6.07 shall only apply to a merger or consolidation in which WBA is not the surviving Person.

(b)   Upon any consolidation by WBA with or merger by WBA into any other Person, the successor Person formed by such consolidation or into which WBA is merged shall succeed to, and be substituted for, and may exercise every right and power of, WBA under this Agreement with the same effect as if such successor Person had been named as WBA herein.

Section 6.08.   Sale of Assets. WBA will not lease, sell or otherwise dispose of, or permit one or more Subsidiaries to lease, sell or otherwise dispose of, all or substantially all of the Property of WBA and the Subsidiaries, taken as a whole, to any Person, unless, immediately before and after giving effect thereto, no Default or Unmatured Default would exist.

Section 6.09.   Liens. No Borrower will, and WBA will not permit any Major Subsidiary to, create or suffer to exist any Lien in, of or on any of its Property, in each case to secure or provide for the payment of any Indebtedness for Borrowed Money, except:

(a)   Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with the Agreement Accounting Principles shall have been set aside on its books.

(b)   Liens for taxes, assessments or governmental charges or levies on its Property regardless of their delinquency or whether they can be paid without penalty provided such taxes, assessments, charges or levies do not in the aggregate at any one time exceed $10,000,000.

(c)   Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than sixty (60) days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with the Agreement Accounting Principles shall have been set aside on its books.

(d)   Liens arising out of pledges or deposits under worker’s compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.

(e)   Utility easements, building restrictions and such other encumbrances or charges against real property as WBA reasonably deems necessary or desirable consistent with past practices.

(f)   Precautionary Liens provided by any Borrower or any Major Subsidiary in connection with the sale, assignment, transfer or other disposition of assets by any Borrower or any Major Subsidiary which transaction is determined by the Board of Directors of such Borrower or such Major Subsidiary to constitute a “sale” under accounting principles generally accepted in the United States.

(g)   Liens existing on the date hereof securing Indebtedness for Borrowed Money (and the replacement, extension or renewal thereof upon or in the same property).

(h)   Liens securing Indebtedness for Borrowed Money in an aggregate amount, immediately after giving effect to the incurrence of such Indebtedness for Borrowed Money, not to exceed 15% of Total Tangible Assets.

(i)   Liens on deposits, cash or cash equivalents, if any, in favor of any issuer of one or more letters of credit issued under the Existing Revolving Credit Agreement to cash collateralize or otherwise secure the obligations of a defaulting lender to fund risk participations thereunder.

(j)   Usual and customary set off rights with respect to bank accounts and brokerage accounts in the ordinary course of business.

(k)   Usual and customary deposits in favor of lessors and similar deposits in the ordinary course of business.

(l)   Liens existing on property of any Person acquired by any Borrower or Major Subsidiary, other than any such Lien or security interest created in contemplation of such acquisition (and the replacement, extension or renewal thereof upon or in the same property).

(m)   Liens securing Indebtedness for Borrowed Money of any Subsidiary in favor of WBA or any Subsidiary.

Section 6.10.   Financial Covenant. As of the last day of each fiscal quarter of WBA, commencing with the first fiscal quarter-end date occurring after the Effective Date, the ratio of Consolidated Debt to Total Capitalization shall not be greater than 0.60:1.00; provided that upon the consummation of any Material Acquisition and the written election of WBA to the Administrative Agent (which shall promptly notify the Lenders) no later than thirty days following the consummation of a Material Acquisition, the maximum permitted ratio of Consolidated Debt to Total Capitalization set forth above shall increase to 0.70 to 1.00 with respect to the last day of the fiscal quarter during which such Material Acquisition shall have been consummated and the last day of each of the immediately following three consecutive fiscal quarters; provided further that (i) WBA may only make an election pursuant to the immediately preceding proviso on two separate occasions prior to the Maturity Date and (ii) from the period beginning on the date the definitive documentation relating to any Material Acquisition is entered into (or, in the case of a Material Acquisition in the form of a tender offer or similar transaction, after the offer shall have been launched) prior to the date such Material Acquisition is consummated (or such definitive documentation is terminated), any Acquisition Debt and the proceeds thereof shall be excluded from the calculation of the ratio of Consolidated Debt to Total Capitalization.

Section 6.11.   Sanctions. WBA and its Subsidiaries will not, directly or, to the knowledge of WBA, indirectly, (a) use the proceeds of the Loans, or (b) lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, in each case, to fund any activities or business (x) of or with any individual or entity named on the most current list of Specially Designated Nationals or Blocked Persons maintained by OFAC or the U.S. Department of State, or (y) in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, except in the case of (a) or (b) to the extent licensed by OFAC or otherwise permissible under U.S. law.

Article 7
DEFAULTS

The occurrence of any one or more of the following events shall constitute a Default:

Section 7.01.   Breach of Representations or Warranties. Any representation or warranty made by WBA to the Lenders or the Administrative Agent under this Agreement, or any certificate or information delivered in connection with this Agreement, shall be false in any material respect (or in all respects to the extent such representation and warranty is qualified with “materiality” or “Material Adverse Effect” or similar terms) when made or deemed made.

Section 7.02.   Failure to Make Payments When Due. Nonpayment of (a) principal of any Loan when due, or (b) interest upon any Loan, any Commitment Fee or other payment Obligations under any of the Loan Documents within five (5) Business Days after such interest, fee or other Obligation becomes due.

Section 7.03.   Breach of Covenants. The breach by WBA of (a) any of the terms or provisions of Section 6.03, 6.07, 6.08, 6.09 or 6.10 or (b) any of the other terms or provisions of this Agreement which is not remedied within thirty (30) days after an Authorized Officer of WBA knows of the occurrence thereof.

Section 7.04.   Cross Default.

(a)   Any Borrower or any Major Subsidiary shall fail to pay any principal of or premium or interest on (x) any Indebtedness for Borrowed Money which is outstanding in a principal amount of at least the Requisite Amount in the aggregate (but excluding indebtedness arising hereunder) or (y) a Capitalized Lease in respect of any single Property in an amount equal to at least $500,000,000, in each case, of such Borrower or such Major Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness for Borrowed Money or Capitalized Lease, as applicable, unless adequate provision for any such payment has been made in form and substance satisfactory to the Required Lenders.

(b)   Any (x) Indebtedness for Borrowed Money of any Borrower or any Major Subsidiary which is outstanding in a principal amount of at least the Requisite Amount in the aggregate or (y) Capitalized Lease in respect of any single Property in an amount equal to at least $500,000,000, in each case, shall be declared to be due and payable, or required to be prepaid (other than by a scheduled required prepayment), redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Indebtedness for Borrowed Money or Capitalized Lease, as applicable, shall be required to be made, in each case prior to the stated maturity thereof as a result of a breach by such Borrower or such Major Subsidiary (as the case may be)

of the agreement or instrument relating to such Indebtedness for Borrowed Money or Capitalized Lease, as applicable, and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness for Borrowed Money or Capitalized Lease, as applicable, unless adequate provision for the payment of such Indebtedness for Borrowed Money or Capitalized Lease, as applicable, has been made in form and substance satisfactory to the Required Lenders.

(c)   WBA or any of its Major Subsidiaries shall admit in writing its inability to pay its debts generally as they become due.

Section 7.05.   Voluntary Bankruptcy; Appointment of Receiver; Etc. WBA or any of its Major Subsidiaries shall (a) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (b) make an assignment for the benefit of creditors, (c) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (d) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (e) take any corporate or partnership action to authorize or effect any of the foregoing actions set forth in this Section 7.05, or (f) fail to contest in good faith any appointment or proceeding described in Section 7.06

Section 7.06.   Involuntary Bankruptcy; Appointment of Receiver; Etc. Without the application, approval or consent of WBA or any of its Major Subsidiaries, a receiver, trustee, custodian, examiner, liquidator or similar official shall be appointed for WBA or any of its Major Subsidiaries or any Substantial Portion of its Property, or a proceeding described in Section 7.05(d) shall be instituted against WBA or any of its Major Subsidiaries, and such appointment continues undischarged, or such proceeding continues undismissed or unstayed, in each case, for a period of sixty (60) consecutive days.

Section 7.07.   Judgments. WBA or any of its Major Subsidiaries shall fail within sixty (60) days to pay, bond or otherwise discharge one or more judgments or orders for the payment of money (except to the extent covered by independent third party insurance and as to which the insurer has not disclaimed coverage) in excess of the Requisite Amount (or the equivalent thereof in currencies other than Dollars) in the aggregate, which judgment(s), in any such case, is/are not stayed on appeal or otherwise being appropriately contested in good faith.

Section 7.08.   Unfunded Liabilities. (i) The aggregate Unfunded Liabilities of all Plans would reasonably be expected to result in a material adverse effect on the financial condition, results of operations, business or Property of WBA and its Subsidiaries taken as a whole; (ii) the present value of the unfunded liabilities to provide the accrued benefits under all Foreign Pension Plans in the aggregate would reasonably be expected to result in a material adverse effect on the financial condition, results of operations, business or Property of WBA and its Subsidiaries taken as a whole; or (iii) any Reportable Event shall occur in connection with any Plan and such Reportable Event would reasonably be expected to result in a material adverse effect on the financial condition, results of operations, business or Property of WBA and its Subsidiaries taken as a whole.

Section 7.09.   Reserved.

Section 7.10.   Other ERISA Liabilities. WBA, any Subsidiary or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability or become obligated to make contributions to a Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by WBA, any Subsidiary or any other member of the Controlled Group as withdrawal liability or required contributions (determined as of the date of such notification), would reasonably be expected to result in a material adverse effect on the financial condition, results of operations, business or Property of WBA and its Subsidiaries taken as a whole.

Section 7.11.   Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations (other than contingent indemnification obligations that survive the termination of this Agreement), ceases to be in full force and effect; or WBA contests in any manner the validity or enforceability of any Loan Document; or WBA denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document for any reason other than as expressly permitted hereunder or thereunder.

Section 7.12.   Guarantees. So long as any Wholly-Owned Subsidiary of WBA is a Designated Borrower, the Parent Guarantee in respect of such Designated Borrower shall for any reason cease (other than in accordance with the terms hereof) to be valid and binding on WBA, or WBA shall so state in writing.

Article 8
ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

Section 8.01.   Acceleration, Etc. If any Default described in Section 7.05 or 7.06 occurs, the obligations of the Lenders to make Loans shall automatically terminate and the Obligations of each Borrower shall immediately become due and payable without any election or action on the part of the Administrative Agent or any Lender. If any other Default occurs, the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) may terminate or suspend (in whole or in part) the obligations of the Lenders to make Loans or declare the Obligations of each Borrower to be due and payable (in whole or in part), whereupon such Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrowers hereby expressly waive. Promptly upon any acceleration of the Obligations, the Administrative Agent will provide each Borrower with notice of such acceleration.

If, within thirty (30) days after acceleration of the maturity of the Obligations of each Borrower or termination of the obligations of the Lenders to make Loans hereunder as a result of any Default (other than any Default as described in Section 7.05 or 7.06) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Administrative Agent shall, by notice to each Borrower, rescind and annul such acceleration and/or termination.

Section 8.02.   Amendments. Subject to the provisions of this Article VIII and except as otherwise specified in this Agreement (including pursuant to Section 3.07(b)), the Required Lenders (or the Administrative Agent with the consent in writing of the Required Lenders) and WBA may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrowers hereunder or thereunder or waiving any Default hereunder or thereunder; provided, however, that no such supplemental agreement shall:

(a)   Extend the final maturity of any of the Loans of any Lender or forgive all or any portion of the principal amount thereof payable to any Lender, or reduce the rate or extend the scheduled time of payment of interest or fees thereon (other than a waiver of the application of the default rate of interest pursuant to Section 2.10 hereof) payable to any Lender, without the consent of each Lender affected thereby.

(b)   Reduce the percentage specified in the definition of Required Lenders or any other percentage of Lenders specified to be the applicable percentage in this Agreement to act on specified matters or amend Section 2.18 or the definition of “Pro Rata Share”, without the consent of all Lenders affected thereby. For the sake of clarity, the increase or addition of one or more term loans or addition of a revolving credit facility or an extension of the maturity of a portion of the Term Facility and similar modifications shall be permitted with the consent of the Required Lenders and the Lenders agreeing to participate in the new facility or to increase the amount of their commitment or extend the maturity of their Loans.

(c)   Extend the Maturity Date as it applies to any Lender, or increase the amount or otherwise extend the term of the Commitment of any Lender hereunder (other than a Commitment increase as expressly permitted by the terms of Section 2.01(b)) without the consent of each Lender affected thereby.

(d)   Permit any Borrower to assign its rights or obligations under this Agreement except as provided in Section 6.07 without the consent of all Lenders.

(e)   Amend this Section 8.02 without the consent of all Lenders.

(f)   Release, other than in accordance with the terms hereof, all or substantially all of the value of any guarantee of the Obligations (including the Parent Guarantee) without the consent of all Lenders.

provided further, that (i) no amendment of any provision of this Agreement relating to the Administrative Agent shall be effective without the written consent of the Administrative Agent; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (iii) any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by WBA and the Administrative Agent to cure any ambiguity, omission, defect or inconsistency (including, without limitation, amendments, supplements or waivers to any of documents executed by WBA or any Subsidiary in connection with this Agreement if such amendment, supplement or waiver is delivered in order to cause such related documents to be consistent with this Agreement and the other Loan Documents) and (iv) the Administrative Agent and WBA may enter into amendments or modifications to this Agreement or enter into additional documentation as the Administrative Agent reasonably deems appropriate in order to implement any Benchmark Replacement or otherwise effectuate the terms of Section 3.07(b) in accordance with the terms of Section 3.07(b). Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, (it being specifically understood and agreed that any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (A) the Commitment of such Lender may not be increased or extended without the consent of such Lender nor the Maturity Date of any Loan made by such Lender extended or the amount thereof owed to such Lender reduced and (B) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

Section 8.03.   Preservation of Rights. No delay or omission of the Lenders or the Administrative Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or Unmatured Default or the inability of the applicable Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by, or by the Administrative Agent with the consent of, the requisite number of Lenders required pursuant to Section 8.02, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Administrative Agent and the Lenders until all of the Obligations have been paid in full.

Article 9
GENERAL PROVISIONS

Section 9.01.   Survival of Representations. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent, any Lender or on their behalf and notwithstanding that the Administrative Agent, any Lender may have had notice or knowledge of any Default at the time of any Loan, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder (other than any contingent indemnification obligations for which no claim has been made) shall remain unpaid or unsatisfied.

Section 9.02.   Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to any Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

Section 9.03.   Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

Section 9.04.   Entire Agreement. The Loan Documents, together with the Fee Letter, embody the entire agreement and understanding among the Borrowers, the Agents, the Arrangers and the Lenders party thereto and supersede all prior agreements and understandings among the Borrowers, the Agents, the Arrangers and the Lenders, as applicable, relating to the subject matter thereof.

Section 9.05.   Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agents are authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 12.01(d) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement; provided, however, that the parties hereto expressly agree that the Arrangers shall enjoy the benefits of the provisions of Sections 9.06, 9.09 and 10.07 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

Section 9.06.   Expenses; Indemnification.

(a)   Costs and Expenses. WBA shall reimburse (i) all reasonable and documented out-of-pocket expenses incurred by, without duplication, the Administrative Agent, the Arrangers and their respective Affiliates (including the reasonable fees, charges and disbursements of a single counsel), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Arrangers and the Lenders (including the reasonable fees, charges and disbursements of a single counsel (and to the extent reasonably determined to be necessary, one local counsel and one regulatory counsel in any applicable jurisdiction) for the Administrative Agent, the Arrangers and the Lenders) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made hereunder, including all such reasonable and documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b)   Indemnification by WBA. WBA shall, or shall cause the applicable Borrower to, indemnify the Administrative Agent (and any sub-agent thereof) and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and the reasonable and documented out-of-pocket legal and other related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee), in each case to the extent arising out of any investigation, litigation, claim or proceeding in connection with or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.05), (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) to the extent relating to the foregoing, any actual or alleged presence or release of Hazardous Materials on or from any property owned, leased or operated by WBA or any of its Subsidiaries, or any Environmental Liability related in any way to WBA or any of its Subsidiaries or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (x) the bad faith, gross negligence or willful misconduct of such Indemnitee or its Related Parties, (y) a material breach of such Indemnitee’s or its Related Parties’ obligations hereunder or under any other Loan Document or (z) a dispute among two or more Indemnitees not arising from any act or omission of any Borrower or its respective Subsidiaries hereunder (but not including any such dispute that involves a Lender to the extent such Lender is acting in a different capacity (i.e., the Administrative Agent or the Arrangers) under any Loan Document). This Section 9.06(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)   Reimbursement by Lenders. To the extent that WBA for any reason fails to indefeasibly pay any amount required under subsection (a) of this Section or WBA for any reason fail to indefeasibly pay or cause to be paid any amount required under subsection (b) of this Section, in each case, to be paid to the Administrative Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s ratable share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.16(b).

(d)   Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, each party hereto shall not assert, and hereby waives, any claim against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof (it being agreed that WBA’s indemnity and contribution obligations set forth in this Section 9.06 shall apply in respect of any special, indirect, consequential or punitive damages that may be awarded against any Indemnitee in connection with a claim by a third party unaffiliated with the Indemnitee). No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence, bad faith or willful misconduct of such Indemnitee or its Related Parties or a material breach of such Indemnitee’s or its Related Parties’ obligations hereunder or under any other Loan Document, in each case, as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e)   Payments. All amounts due under this Section shall be payable not later than ten (10) Business Days after written demand therefor.

(f)   Survival. The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of this Agreement or the Aggregate Commitment and the repayment, satisfaction or discharge of all the other Obligations.

Section 9.07.   Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with the Agreement Accounting Principles.

Section 9.08.   Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable. Without limiting the foregoing provisions of this Section 9.08, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, then such provisions shall be deemed to be in effect only to the extent not so limited.

Section 9.09.   Nonliability of Lenders. The relationship between each Borrower on the one hand and the Lenders, the Agents and the Arrangers on the other hand shall be solely that of borrower and lender. None of the Agents, the Arrangers or any Lender shall have any fiduciary responsibilities to any Borrower. None of the Agents, the Arrangers or any Lender undertakes any responsibility to any Borrower to review or inform any Borrower of any matter in connection with any phase of such Borrower’s business or operations.

Section 9.10.   Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors and representatives on a confidential basis (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and with the Person, to the extent such compliance is within its control, disclosing such information being responsible for such compliance), (b) to the extent requested by any state, federal or foreign authority or examiner regulating banks or banking or otherwise purporting to have jurisdiction over it or its Affiliates (including any self-regulatory authority, such as the National Association of Insurance Commissioners); provided that the Administrative Agent and the Lenders, as applicable, shall, to the extent practicable and not prohibited by applicable law, give WBA reasonable notice thereof before complying therewith, except to the extent in connection with an audit or examination conducted by a regulatory authority having jurisdiction over it or its affiliates, (c) as may be compelled in a judicial or administrative proceeding or as otherwise required by applicable laws or regulations or by any subpoena or similar legal process, provided that the Administrative Agent and the Lenders, as applicable, shall, except with respect to regulatory audit or examination conducted by accountants or any governmental or regulatory authority exercising examination or regulatory authority, to the extent practicable and not prohibited by applicable law, give WBA reasonable notice thereof before complying therewith, except to the extent in connection with an audit or examination conducted by a regulatory authority having jurisdiction over it or its affiliates, (d) to any other party hereto, (e) in connection with the exercise of any remedies or the enforcement of rights hereunder or under any other Loan Document or the Fee Letter in any suit, action or proceeding relating thereto to the extent such disclosure is reasonably necessary in connection with such suit, action or proceeding (provided that WBA shall be given notice thereof and a reasonable opportunity, in each case to the extent reasonably practicable and to the extent permitted by applicable law, to seek a protective court order with respect to such Information prior to such disclosure (it being understood that the refusal by a court to grant such a protective order shall not prevent the disclosure of such Information thereafter)), (f) subject to the acknowledgment and acceptance by any such party that such information is being disseminated on a confidential basis in accordance with the standard syndication process of the Arrangers or customary market standards for dissemination of such types of information, subject to customary confidentiality restrictions that are no less restrictive in any material respect than those in this Section, which shall in any event require “click through” or other affirmative actions on the part of recipient to access such information, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Borrower and its obligations, (g) with the consent of WBA, (h) in connection with obtaining CUSIP numbers, (i) to the extent such Information (x) is or becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates from a source, other than any Borrower or its Affiliates, that is not to such Person’s knowledge subject to any confidentiality or fiduciary obligation to the Borrowers with respect to such Information or (j) to the extent that such information is independently developed by the Administrative Agent or Lender, as applicable other than as a result of a breach of this Section.

In addition, on a confidential basis (except to the extent publicly available other than as a result of a breach of this Section), the Administrative Agent and each Lender may disclose the existence of this Agreement and the information about this Agreement to market data collectors, similar services providers to the lending industry, and service providers to the Administrative Agent and the Lenders in connection with the administration and management of this Agreement and the other Loan Documents.

For purposes of this Section, “Information” means all information received from WBA or any Subsidiary relating to WBA or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by WBA or any Subsidiary. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent and the Lenders acknowledges that (a) the Information may include material non-public information concerning WBA or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable law, including United States Federal and state securities laws.

Section 9.11.   Nonreliance. Each of the Lenders hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for herein.

Section 9.12.   Disclosure. WBA and each Lender hereby acknowledge and agree that the Administrative Agent and/or its respective Affiliates and certain of the other Lenders and/or their respective Affiliates from time to time may hold investments in, make other loans to or have other relationships with WBA and its Affiliates.

Article 10
THE ADMINISTRATIVE AGENT

Section 10.01.  Appointment and Authority. Each of the Lenders hereby irrevocably appoints Toronto Dominion (Texas) LLC to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article, other than Section 10.06 below, are solely for the benefit of the Administrative Agent and the Lenders, and the Borrowers shall not have rights as a third party beneficiary of any of such provisions (other than as provided in Section 10.06 below). It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

Section 10.02.  Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with WBA or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Section 10.03.  Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person; provided that the foregoing shall not relieve the Administrative Agent of its obligations to comply with the procedures set forth in Section 2.07, including the requirement to orally confirm the location and number of the applicable Borrower’s account to which proceeds of Loans are to be disbursed. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for WBA), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in good faith in accordance with the advice of any such counsel, accountants or experts.

Section 10.04.  Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(a)   shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)   shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c)   shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to WBA or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Article VIII) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice describing such Default is given to the Administrative Agent by WBA, any Borrower or a Lender.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 10.05.   Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct (or breached its material obligations under the Loan Documents) in the selection of such sub-agents.

Section 10.06.  Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders and WBA. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, subject to, so long as no Default has occurred and is continuing, the consent of WBA (such consent not to be unreasonably withheld or delayed), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above, subject to, so long as no Default has occurred and is continuing, the consent of WBA (such consent not to be unreasonably withheld or delayed); provided that if the Administrative Agent shall notify WBA and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) except for any indemnity payments or other amounts then owed to the retiring Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent (other than as provided in Section 3.08 and other than any rights to indemnity payments or other amounts owed to the retiring Administrative Agent as of the effective date of its resignation), and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by WBA to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between WBA and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 9.06 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Section 10.07.  Non-Reliance on Administrative Agent and Other Lenders. Each of the Lenders acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each of the Lenders also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Section 10.08.  No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the joint bookrunners, Arrangers or other Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.

Section 10.09.  Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to the Borrowers, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered (but not obligated), by intervention in such proceeding or otherwise:

(a)   to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent) allowed in such judicial proceeding; and

(b)   to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due to the Administrative Agent.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 10.10.  ERISA.

(a)   Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, that at least one of the following is and will be true:

(i)   such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans in connection with the Loans or the Commitments,

(ii)   the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(iii)   (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such

Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv)   such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)   In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers, that none of the Administrative Agent, the Arrangers or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).

Section 10.11.  Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender (the “Credit Party”), whether or not in respect of an obligation hereunder due and owing by such Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Credit Party receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Credit Party in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Credit Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The Administrative Agent shall inform each Credit Party promptly upon determining that any payment made to such Credit Party comprised, in whole or in part, a Rescindable Amount.

Article 11
SETOFF

Section 11.01.  Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any Affiliate of any Lender to or for the credit or account of any Borrower may be offset and applied toward the payment of the Obligations of such Borrower then owing to such Lender to the extent the Obligations shall then be due; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.19(a)(ii) and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.

Article 12
BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

Section 12.01.  Successors and Assigns.

(a)   Successors and Assigns Generally. The provisions of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder or thereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void).

(b)   Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)   Minimum Amounts.

(A)   in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)   in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $10,000,000 unless each of the Administrative Agent and, so long as no Default under Sections 7.02, 7.05 or 7.06 has occurred and is continuing, WBA otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.

(ii)   Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned.

(iii)   Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A)   the prior written consent of WBA (such consent (x) not to be unreasonably withheld or delayed in the case of an assignment of Loans (provided that, solely with respect to Loans, it shall be deemed “reasonable” for WBA to withhold its consent if the assignment is to any assignee other than a commercial banking institution organized in a country that is a member of the Organisation for Economic Cooperation and Development and with a credit rating for senior, unsecured, long-term indebtedness for borrowed money equal to or better than BBB- with S&P and Baa3 with Moody’s), and (y) in all other cases, to be provided in WBA’s sole discretion) shall be required unless a Default under Sections 7.02, 7.05 or 7.06 has occurred and is continuing at the time of such assignment; and

(B)   the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender.

(iv)   Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an administrative questionnaire.

(v)   No Assignment to Borrower. No such assignment shall be made to any Borrower or any of its Affiliates or Subsidiaries.

(vi)   No Assignment to Natural Persons. No such assignment shall be made to a natural person.

(vii)   No Assignment to Defaulting Lenders. No such assignment shall be made to a Defaulting Lender.

(viii)   Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of WBA and the Administrative Agent, the Pro Rata Share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full Pro Rata Share of all Loans. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.03, 3.04, 3.05, and 9.06 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, each Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c)   Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of WBA, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and WBA, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by WBA at any reasonable time and from time to time upon reasonable prior notice. In addition, at any time that a request for a consent for a material or substantive change to the Loan Documents is pending, any Lender may request and receive from the Administrative Agent a copy of the Register.

(d)   Participations. Any Lender may, with the prior written consent of WBA ((i) such consent (x) not to be unreasonably withheld or delayed in the case of sale of participations in Loans (provided that it shall be deemed “reasonable” for WBA to withhold its consent if the sale of the participation is to any participant other than a commercial banking institution organized in a country that is a member of the Organisation for Economic Cooperation and Development and with a credit rating for senior, unsecured, long-term indebtedness for borrowed money equal to or better than BBB- with S&P and Baa3 with Moody’s) and (y) in all other cases, to be provided in WBA’s sole discretion and (ii) such consent not to be required if a Default under Sections 7.02, 7.05 or 7.06 has occurred and is continuing at the time of the sale of the applicable participation), sell participations to any Person (other than a natural person, Defaulting Lender or the Borrowers or any of its Affiliates or Subsidiaries) (each, a “Participant”), in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 8.02 that affects such Participant. Subject to subsection (e) of this Section, WBA agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.03, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.01 as though it were a Lender, provided that such Participant agrees to be subject to Section 2.18 as though it were a Lender.

Each Lender that sells a participation shall, acting solely for this purpose as a nonfiduciary agent of the applicable Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other Obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other Obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other Obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)   Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01, 3.03, 3.04 or 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the applicable Borrower’s prior written consent. A Participant shall not be entitled to the benefits of Section 3.05 unless such Participant agrees to comply with Section 3.05 as though it were a Lender (it being understood that the documentation required under Section 3.05(e) shall be delivered to the Lender who sells the participation).

(f)   Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central banking authority having jurisdiction over such Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 12.02.  Dissemination of Information. WBA authorizes each of the Lenders to disclose to any Participant or any other Person acquiring an interest in the Loan Documents by operation of law (each a “Transferee”) and any prospective Transferee any and all information in such Lender’s possession concerning the creditworthiness of WBA and its Subsidiaries, including without limitation any information contained in any reports or other information delivered by WBA pursuant to Section 6.01; provided that each Transferee and prospective Transferee agrees to be bound by Section 9.10 of this Agreement or other provisions at least as restrictive as Section 9.10 including making the acknowledgments set forth therein.

Section 12.03.  Tax Treatment. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.05(e); provided, that damages for any breach of this Section 12.03 shall in no event exceed the reasonable out-of-pocket expenses incurred by any Borrower in collecting or attempting to collect from the Transferee any forms it reasonably requires in order to determine its withholding and reporting obligations in accordance with Section 3.05(e) herein.

Article 13
NOTICES

Section 13.01.  Notices; Effectiveness; Electronic Communication.

(a)   Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)   if to WBA or any other Borrower or the Administrative Agent, to the address, telecopier number, electronic mail address or telephone number set forth on Schedule 13.01; and

(ii)   if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its administrative questionnaire.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b)   Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and internet or intranet websites) pursuant to procedures approved by the Administrative Agent or as otherwise determined by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, WBA or any other Borrower may, in its respective discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it or as it otherwise determines, provided that such determination or approval may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)   The Platform. THE PLATFORM (IF ANY) IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to WBA, any Borrower, any Lender, or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of WBA’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to WBA, any Borrower, any Lender, or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d)   Change of Address, Etc. Each of WBA, any Borrower and the Administrative Agent may change its address, telecopier or telephone number for notices and other communications hereunder by written notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by written notice to WBA and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States Federal and state securities laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to WBA or its securities for purposes of United States Federal or state securities laws.

(e)   Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices purportedly given by or on behalf of any Borrower so long as such notices appear on their face to be authentic even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers shall jointly and severally indemnify the Administrative Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Borrower. All telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

Article 14
COUNTERPARTS; INTEGRATION; EFFECTIVENESS; ELECTRONIC EXECUTION

Section 14.01.  Counterparts; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Except as provided in Article IV, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or email shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 14.02.  Electronic Execution of Assignments. The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other modifications, Borrowing Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it. Without limiting the generality of the foregoing, each party hereto hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders and the Borrowers, electronic images of this Agreement or any other Loan Documents (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity or enforceability of the Loan Documents based solely on the lack of paper original copies of any Loan Documents, including with respect to any signature pages thereto.

Article 15
CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

Section 15.01.  Choice of Law. THE LOAN DOCUMENTS AND OBLIGATIONS OF THE PARTIES THEREUNDER (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER THEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

Section 15.02.  Consent to Jurisdiction. EACH OF WBA, THE OTHER BORROWERS, THE ARRANGERS, THE AGENTS, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY SUBMITS TO JURISDICTION OF ANY FEDERAL court of the United States of America sitting in the Borough of Manhattan or, if that court does not have subject matter jurisdiction, in any STATE court located in the City and County of New York IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ARRANGERS, the agents, THE ADMINISTRATIVE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST WBA AND/OR ANY OTHER BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BROUGHT BY THE BORROWERS, DIRECTLY OR INDIRECTLY, IN ANY WAY ARISING OUT OF,

RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN any Federal court of the United States of America sitting in the Borough of Manhattan or, if that court does not have subject matter jurisdiction, in any state court located in the City and County of New York.

EACH OF WBA AND/OR ANY OTHER BORROWER, THE ARRANGERS, THE AGENTS, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY AGREES FURTHER THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PERSON AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 13.01 AND AGREES THAT SUCH SERVICE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PERSON IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ARRANGERS, THE AGENTS, THE ADMINISTRATIVE AGENT OR LENDERS TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

Section 15.03.  Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 15.04.  U.S. Patriot Act Notice. Each Lender that is subject to the U.S. Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies WBA and each other Borrower that pursuant to the requirements of the U.S. Patriot Act, it is required to obtain, verify and record information that identifies WBA and each other Borrower, which information includes the name and address of WBA and each other Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify WBA and each other Borrower in accordance with the U.S. Patriot Act. WBA and each other Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the U.S. Patriot Act.

Section 15.05.  No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), WBA and each other Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Arrangers and the Lenders are arm’s-length commercial transactions between WBA and its Affiliates, on the one hand, and the Administrative Agent, the Arrangers and the Lenders, on the other hand, (B) each of WBA and the Borrowers has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each of WBA and the Borrowers is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Administrative Agent, the Arrangers and the Lenders is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for WBA or any of its Affiliates, or any other Person and (B) neither the Administrative Agent nor the Arrangers nor any of the Lenders has any obligation to WBA or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Arrangers, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of WBA and its Affiliates, and neither the Administrative Agent nor the Arrangers nor any of the Lenders has any obligation to disclose any of such interests to WBA or its Affiliates.  To the fullest extent permitted by law, WBA and each other Borrower hereby agree and covenants that it will not make any claims that it may have against the Administrative Agent, the Arrangers and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 15.06.  Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from any applicable Borrower in the Agreement Currency, such applicable Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to such applicable Borrower (or to any other Person who may be entitled thereto under applicable law).

Section 15.07.  Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)   the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)   the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

Article 16
WBA GUARANTEE

Section 16.01.  WBA Guaranty. Upon (and subject to) the appointment of a Designated Borrower and only for so long as there is a Designated Borrower hereunder, WBA hereby guarantees (the undertaking of WBA contained in this Article XVI being the “Parent Guarantee”) the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations of each such Designated Borrower under this Agreement, whether for principal, interest, fees, expenses or otherwise, which Obligations shall include such indebtedness, obligations, and liabilities which may be or hereafter become unenforceable or shall be an allowed or disallowed claim under any proceeding or case commenced by or against WBA or any Designated Borrower under any Debtor Relief Laws, and shall include interest that accrues after the commencement of any proceeding under any Debtor Relief Laws (such obligations, collectively, being the “Subsidiary Borrower Obligations”), and any and all expenses (including counsel fees and expenses) incurred by the Administrative Agent or the Lenders in enforcing any rights under the Parent Guarantee. The Parent Guarantee is a guaranty of payment and not of collection. WBA agrees that, as between WBA and the Administrative Agent, the Subsidiary Borrower Obligations may be declared to be due and payable for purposes of the Parent Guarantee notwithstanding any stay, injunction or other prohibition which may prevent, delay or vitiate any declaration as regards any Designated Borrower and that in the event of a declaration or attempted declaration, the Subsidiary Borrower Obligations shall immediately become due and payable by WBA for purposes of the Parent Guarantee.

Section 16.02.  Guaranty Absolute. Upon (and subject to) the appointment of a Designated Borrower, WBA guarantees that the Subsidiary Borrower Obligations will be paid strictly in accordance with the terms of this Agreement, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent or the Lenders with respect thereto. The liability of WBA under the Parent Guarantee shall be absolute and unconditional irrespective of:

(a)   any lack of validity, enforceability or genuineness of any provision of this Agreement, any Subsidiary Borrower Obligations or any other agreement or instrument relating thereto;

(b)   any change in the time, manner or place of payment of, or in any other term of, all or any of the Subsidiary Borrower Obligations, or any other amendment or waiver of or any consent to departure from this Agreement;

(c)   any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Subsidiary Borrower Obligations;

(d)   any law or regulation of any jurisdiction or any other event affecting any term of a Subsidiary Borrower Obligation; or

(e)   any other circumstance which might otherwise constitute a defense available to, or a discharge of, WBA or any other Borrower.

The Parent Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Subsidiary Borrower Obligations is rescinded or must otherwise be returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy or reorganization of any Designated Borrower or otherwise, all as though such payment had not been made.

Section 16.03.  Waivers.

(a)   WBA hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Subsidiary Borrower Obligations and the Parent Guarantee and any requirement that the Administrative Agent or any Lender protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against a Designated Borrower or any other Person or any collateral.

(b)   WBA hereby irrevocably waives any claims or other rights that it may now or hereafter acquire against any Designated Borrower that arise from the existence, payment, performance or enforcement of the obligations of WBA under the Parent Guarantee, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Administrative Agent or any Lender against such Designated Borrower or any collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from such Designated Borrower, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right. If any amount shall be paid to WBA in violation of the preceding sentence at any time prior to the later of (i) both (x) the payment in full of the Subsidiary Borrower Obligations (including any and all Subsidiary Borrower Obligations which remain outstanding after the Facility Termination Date) and all other amounts payable under the Parent Guarantee and (y) such time as there is no Designated Borrower hereunder and (ii) the Facility Termination Date, such amount shall be held in trust for the benefit of the Administrative Agent and the Lenders and shall forthwith be paid to the Administrative Agent to be credited and applied to the Subsidiary Borrower Obligations and all other amounts payable under the Parent Guarantee, whether matured or unmatured, in accordance with the terms of this Agreement and the Parent Guarantee, or to be held as collateral for any Subsidiary Borrower Obligations or other amounts payable under the Parent Guarantee thereafter arising. WBA acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Agreement and the Parent Guarantee and that the waiver set forth in this Section 16.03(b) is knowingly made in contemplation of such benefits.

Section 16.04.  Continuing Guaranty. Upon (and subject to) the appointment of a Designated Borrower, the Parent Guarantee is a continuing guaranty and shall (i) remain in full force and effect until both (x) the payment in full of the Subsidiary Borrower Obligations (including any and all Subsidiary Borrower Obligations which remain outstanding after the Facility Termination Date) and all other amounts payable under the Parent Guarantee and (y) such time as there is no Designated Borrower hereunder, (ii) be binding upon each of WBA and its successors and assigns and (iii) inure to the benefit of and be enforceable by the Lenders, the Administrative Agent and their respective successors, transferees and assigns. In the event that a Designated Borrower is appointed or reinstated pursuant to Section 2.20 after the Parent Guaranty is no longer continuing pursuant to the preceding sentence, this Guaranty shall in turn be reinstated and shall thereafter constitute a continuing guaranty with respect to such Designated Borrower and its Subsidiary Borrower Obligations (subject to the preceding sentence).

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

WALGREENS BOOTS ALLIANCE, INC.,
as the Borrower

By:	/s/ Omorlie Harris
Name:	Omorlie Harris
Title:	Senior Vice President and Global Treasurer

By:	/s/ John Devlin
Name:	John Devlin
Title:	Treasury Vice President

[Signature Page to Delayed Draw Term Loan Credit Agreement]

ADMINISTRATIVE AGENT:

TORONTO DOMINION (TEXAS) LLC,
as the Administrative Agent

By:	/s/ Mike Tkach
Name:	Mike Tkach
Title:	Authorized Signatory

[Signature Page to Delayed Draw Term Loan Credit Agreement]

LENDERS:

THE TORONTO-DOMINION BANK, NEW YORK BRANCH
as a Lender

By:	/s/ Mike Tkach
Name:	Mike Tkach
Title:	Authorized Signatory

[Signature Page to Delayed Draw Term Loan Credit Agreement]

JPMORGAN CHASE BANK, N.A.,
as a Lender

By:	/s/ Gregory T. Martin
Name:	Gregory T. Martin
Title:	Executive Director

[Signature Page to Delayed Draw Term Loan Credit Agreement]

TRUIST BANK,
as a Lender

By:	/s/ Tim Conway
Name:	Tim Conway
Title:	Vice President

[Signature Page to Delayed Draw Term Loan Credit Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Jordan Harris
Name:	Jordan Harris
Title:	Managing Director

[Signature Page to Delayed Draw Term Loan Credit Agreement]

MIZUHO BANK, LTD.,
as a Lender

By:	/s/ Tracy Rahn
Name:	Tracy Rahn
Title:	Executive Director

[Signature Page to Delayed Draw Term Loan Credit Agreement]

SOCIETE GENERALE,
as a Lender

By:	/s/ Richard Bernal
Name:	Richard Bernal
Title:	Managing Director

[Signature Page to Delayed Draw Term Loan Credit Agreement]

SUMITOMO MITSUI BANKING CORPORATION,
as a Lender

By:	/s/ Rosa Pritsch
Name:	Rosa Pritsch
Title:	Director

[Signature Page to Delayed Draw Term Loan Credit Agreement]

BANK OF CHINA, CHICAGO BRANCH,
as a Lender

By:	/s/ Xu Yang
Name:	Xu Yang
Title:	SVP & Deputy Branch Manager

[Signature Page to Delayed Draw Term Loan Credit Agreement]

Schedule 1.01

PRICING SCHEDULE
TO DELAYED DRAW TERM LOAN CREDIT AGREEMENT

Index Debt Rating (Moody’s or S&P)	Applicable Margin for SOFR Rate Loans	Applicable Margin for Alternate Base Rate Loans
Rating Category 1: ≥ A- / A3	0.875%	0.000%
Rating Category 2: BBB+ / Baa1	1.000%	0.000%
Rating Category 3: BBB / Baa2	1.125%	0.125%
Rating Category 4: BBB- / Baa3	1.250%	0.250%
Rating Category 5: ≤ BB+ / Ba1	1.500%	0.500%

For purposes of the foregoing, “Index Debt Rating” means a rating for senior, unsecured, long-term Indebtedness for Borrowed Money of WBA that is not guaranteed by any other person or subject to any other credit enhancement. If (i) either Moody’s or S&P shall not have in effect an Index Debt Rating (other than by reason of the circumstances referred to in the last sentence of this paragraph), then such rating agency shall be deemed to have established a rating in Rating Category 5; (ii) the Index Debt Ratings established or deemed to have been established by Moody’s and S&P shall fall within different Rating Categories, the Applicable Margin shall be based on the higher of the two ratings, and (iii) the Index Debt Rating established or deemed to have been established by Moody’s and S&P shall be changed (other than as a result of a change in the rating system of Moody’s or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody’s or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, WBA and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Margin shall be determined by reference to the rating most recently in effect prior to such change or cessation.

Schedule 2.01

COMMITMENT SCHEDULE
TO DELAYED DRAW TERM LOAN CREDIT AGREEMENT

BANK	COMMITMENT AS OF EFFECTIVE DATE	PRO RATA SHARE AS OF EFFECTIVE DATE
The Toronto-Dominion Bank, New York Branch	$200,000,000.00	20.00%
JPMorgan Chase Bank, N.A.	$150,000,000.00	15.00%
Truist Bank	$150,000,000.00	15.00%
Wells Fargo Bank, National Association	$150,000,000.00	15.00%
Mizuho Bank, Ltd.	$125,000,000.00	12.50%
Societe Generale	$100,000,000.00	10.00%
Sumitomo Mitsui Banking Corporation	$62,500,000.00	6.25%
Bank of China, Chicago Branch	$62,500,000.00	6.25%
TOTAL	$1,000,000,000	100%

Schedule 13.01

CERTAIN ADDRESSES FOR NOTICES

1.	Address of each Borrower:

2.	Address for the Administrative Agent:

Address for Administrative Agent:

For payments and requests for Loans:

Rajat Goyal and Peter Kuo

TD Tower

77 King Street West, 26th Floor

Toronto, Ontario M5K 1A2

Email:	Rajat.Goyal@tdsecurities.com
Peter.Kuo@tdsecurities.com

With copies to:

tdsagencyadmin@tdsecurities.com

Other Notices for Administrative Agent:

Rajat Goyal and Peter Kuo

TD Tower

77 King Street West, 26th Floor

Toronto, Ontario M5K 1A2

Email:	Rajat.Goyal@tdsecurities.com
Peter.Kuo@tdsecurities.com

With copies to:

tdsagencyadmin@tdsecurities.com

EXHIBIT A

[FORM OF]
COMPLIANCE CERTIFICATE

To:	The Lenders party to the Credit Agreement described below

This Compliance Certificate is furnished pursuant to that certain Delayed Draw Term Loan Credit Agreement dated as of December 19, 2022 (as amended, modified, renewed or extended from time to time, the “Credit Agreement”) among Walgreens Boots Alliance, Inc., a Delaware corporation (“WBA”), the Designated Borrowers from time to time party thereto, the Lenders from time to time parties thereto, and Toronto Dominion (Texas) LLC, as Administrative Agent for the Lenders. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

THE UNDERSIGNED HEREBY EACH CERTIFY (IN HIS OR HER CAPACITY AS AN OFFICER OF WBA AND NOT IN HIS OR HER INDIVIDUAL CAPACITY) THAT:

1.       I am a duly elected officer of WBA holding the title that appears in my signature hereto;

2.       I have reviewed the terms of the Credit Agreement, and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of WBA and its Subsidiaries during the accounting period covered by the attached financial statements;

3.       The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate[, except as set forth below];

4.       Schedule 1 attached hereto sets forth financial data and computations evidencing WBA’s compliance with the financial covenant set forth in Section 6.10 of the Credit Agreement, all of which data and computations are true, complete and correct; and

5.       Schedule 2 attached hereto sets forth the various reports and deliveries which are required at this time under the Credit Agreement and the other Loan Documents and the status of compliance.

[Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which WBA has taken, is taking, or proposes to take with respect to each such condition or event:]

The foregoing certifications, together with the computations set forth in Schedule 1 hereto and the financial statements delivered with this Compliance Certificate in support hereof, are made and delivered this _____ day of __________, ____.

By:
Name:
	Title:	[Chief Financial Officer] [Chief Accounting Officer] [Treasurer]

By:
Name:
	Title:	[Chief Financial Officer] [Chief Accounting Officer] [Treasurer]

SCHEDULE 1 TO COMPLIANCE CERTIFICATE

Compliance as of _________, ____ with
Provisions of the Credit Agreement

1.	FINANCIAL COVENANT (Section 6.10 of the Credit Agreement)

(a)	Ratio of Consolidated Debt to Total Capitalization:

(1)	Consolidated Debt:	= __________
(2)	Consolidated Net Worth:	= __________
(3)	Total Capitalization ((1)+(2)):	= __________
(4)	Ratio of Consolidated Debt to Total Capitalization((1):(3)):	= __________

(b)	State whether the ratio of Consolidated Debt to Total Capitalization was greater than the amount allowed under Section 6.10 of the Credit Agreement.

[Yes][No]

SCHEDULE 2 TO COMPLIANCE CERTIFICATE

Reports and Deliveries Currently Due

EXHIBIT B

[FORM OF]
ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below (the “Effective Date”) and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each] Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]2 hereunder are several and not joint.]3 Capitalized terms used but not defined herein shall have the meanings given to them in the Delayed Draw Term Loan Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date (i) all of [the Assignor’s][the Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the Assignors] and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any]

1 For bracketed language here and elsewhere in this form relating to the Assignor(s) or Assignee(s), as applicable, if the assignment is from a single Assignor and/or to a single Assignee, choose the first bracketed language and if the assignment is from multiple Assignors and/or to multiple Assignees, choose the second bracketed language.

2 Select either or both as appropriate.

3 Include bracketed language if there are either multiple Assignors or multiple Assignees.

Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]:

2.	Assignee[s]:

[for each Assignee, indicate Affiliate of [identify Lender]][Approved Fund]

3.	Borrower:	Walgreens Boots Alliance, Inc., a Delaware corporation

4.	Administrative Agent:	Toronto Dominion (Texas) LLC, as the administrative agent under the Credit Agreement

5.	Credit Agreement:	Delayed Draw Term Loan Credit Agreement, dated as of December 19, 2022, among Walgreens Alliance Boots, Inc., the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, and Toronto Dominion (Texas) LLC, as Administrative Agent

6.	Assigned Interest:

Assignor[s][4]	Assignee[s][5]	Facility	Aggregate Amount of Commitment/Loans for Assignor[6]	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/ Loans[7]

		Facility	$___________	$_________	__________%
			$___________	$_________	__________%
			$___________	$_________	__________%

[7.	Trade Date:	][8]

Effective Date: __________________, 20_ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

4 List each Assignor, as appropriate.

5 List each Assignee, as appropriate.

6 Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

7 Set forth, to at least nine (9) decimals, as a percentage of the Commitment/ Loans of all Lenders thereunder.

8 To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE [NAME OF ASSIGNEE]

By:
Name:
Title:

[Consented to and][9] Accepted: TORONTO DOMINION (TEXAS) LLC, AS ADMINISTRATIVE AGENT
By:
Name:
Title:

[Consented to and][10] Accepted: WALGREENS BOOTS ALLIANCE, INC., AS BORROWER
By:
Name:
Title:

By:
Name:
Title:

9 To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

10 To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.       Representations and Warranties.

1.1.    Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of WBA, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by WBA, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.    Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 12.01(b)(v), (vi), and (vii) of the Credit Agreement (subject to such consents, if any, as may be required under Section 12.01(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest, and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01(a) and (b) thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.       Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3.       General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT C

[FORM OF]
PROMISSORY NOTE

[         ], 20[   ]

FOR VALUE RECEIVED, Walgreens Boots Alliance, Inc., a Delaware corporation (“Walgreens Boots Alliance”) (the “Borrower”), promises to pay to the order of ____________________________________ (the “Lender”) the aggregate unpaid principal amount of each Loan from time to time made by the Lender to the Borrower pursuant to Article II of the Credit Agreement (as hereinafter defined), in immediately available funds at the main office of Toronto Dominion (Texas) LLC, as Administrative Agent, together with interest on the unpaid principal amount thereof at the rates and on the dates set forth in the Credit Agreement. The Borrower shall pay any unpaid principal of and accrued and unpaid interest on the Loans in full on the Facility Termination Date.

The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

This note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Delayed Draw Term Loan Credit Agreement dated as of December 19, 2022 (which, as it may be amended, restated, supplemented or otherwise modified and in effect from time to time, is herein called the “Credit Agreement”) among Walgreens Boots Alliance, Inc., the Designated Borrowers from time to time party thereto, the lenders party thereto, including the Lender, and Toronto Dominion (Texas) LLC, as Administrative Agent, to which Credit Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Credit Agreement.

The Borrower hereby waives presentment, demand, protest and any notice of any kind. No failure to exercise and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

This Note shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to conflict of laws principles thereof that would require the application of the laws of another jurisdiction.

[Signature Page Follows]

C-1

Very truly yours,

WALGREENS BOOTS ALLIANCE, INC.

By:
Name:
Title:

By:
Name:
Title:

C-2

SCHEDULE OF LOANS AND PAYMENTS
OF PRINCIPAL TO NOTE

DATED ____________________

	Principal	Maturity	Principal
	Amount of	of Interest	Amount	Unpaid
Date	Loan	Period	Paid	Balance

EXHIBIT D

[FORM OF]
BORROWING NOTICE

[Date]

Toronto Dominion (Texas) LLC,
as Administrative Agent under
the Credit Agreement referred to below

Ladies and Gentlemen:

We refer to the Delayed Draw Term Loan Credit Agreement dated as of December 19, 2022 (as amended, modified, renewed or extended from time to time, the “Credit Agreement”) among Walgreens Boots Alliance, Inc., a Delaware corporation, the Designated Borrowers from time to time party thereto, the Lenders party thereto, and Toronto Dominion (Texas) LLC, as Administrative Agent for the Lenders.

Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement.

We hereby give you notice pursuant to Section 2.07 of the Credit Agreement that we request [a] Loan[s] under the Credit Agreement as follows:

(a) the requested date of funding of the proposed Loan[s] is __________, 20[  ]11;

(b) the aggregate amount of the proposed Loan[s] is $_______________12;

(c) the Loan[s] [is][are] to be [a] ______________13 Loan[s]; and

(d) [the Interest Period for the proposed Loan[s] [is][are] ______________].14

We hereby authorize and direct the Administrative Agent to transfer the aggregate principal amount of such Loan[s], reduced by any amounts payable to the Administrative Agent and the Lenders on the date hereof, to the account and payee indicated on Exhibit A hereto.

11 Must be delivered no later than (x) 11:00 a.m. (New York time) on the date of the proposed borrowing of each Alternate Base Rate Loan or (y) 11:00 a.m. (New York time) two (2) U.S. Government Securities Business Days before the date of the proposed borrowing of each SOFR Rate Loan (or, in the case of the initial SOFR Rate Borrowing to be made under this Agreement, no later than 11:00 a.m. (New York time) one (1) Business Day prior to such proposed initial borrowing date).

12 Must be a minimum aggregate principal amount of $100,000,000 (or, if less, the remaining unused Aggregate Commitment as of such date).

13 Indicate Loan Type (i.e. Alternate Base Rate Loan, Term SOFR Loan or Daily Simple SOFR Rate Loan).

14 Applicable to SOFR Rate Loans.

This notice is conditioned on the satisfaction or waiver (in accordance with Section 8.02 of the Credit Agreement) of the conditions set forth in Section 4.02 of the Credit Agreement.

[This notice is conditioned on the satisfaction or waiver (in accordance with Section 8.02 of the Credit Agreement) of the condition set forth in Section 4.03(e) of the Credit Agreement.]15

Very truly yours,

WALGREENS BOOTS ALLIANCE, INC.

By:
Name:
Title:

15 Applicable only to the initial borrowing of the Loans.

EXHIBIT A

[Attached]

EXHIBIT E

[FORM OF]
CONVERSION/CONTINUATION NOTICE

[Date]

Toronto Dominion (Texas) LLC,
as Administrative Agent under
the Credit Agreement referred to below

Ladies and Gentlemen:

We refer to the Delayed Draw Term Loan Credit Agreement dated as of December 19, 2022 (as amended, modified, renewed or extended from time to time, the “Credit Agreement”) among Walgreens Boots Alliance, Inc., a Delaware corporation, the Designated Borrowers from time to time party thereto, the Lenders party thereto, and Toronto Dominion (Texas) LLC, as Administrative Agent for the Lenders.

Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement.

We hereby give you notice pursuant to Section 2.08 of the Credit Agreement that we elect to [continue][convert] [part of] [all of] the Loans in the amount of $______ [having an Interest Period ending on the requested date of the proposed continuation]16 , as follows:

(a) the requested Business Day of the proposed [continuation][conversion] is __________, 20_;17

(b) the Loan[s] to be [continued][converted] consists of [a] Loan[s] in an aggregate amount of $_______________;

(c) such Loan[s] which [is][are] to be [continued][converted] [is][are] a [Alternate Base Rate][Term SOFR][Daily Simple SOFR Rate] _______________ Loan[s] and such Loan[s] [is][are] to be [continued][converted][as][to] [a] [Alternate Base Rate][Term SOFR][Daily Simple SOFR Rate] _______________ Loan; and

(d) [the duration of the Interest Period applicable to such Loan[s] being [continued][converted] is ____________]18.

16 Applicable to SOFR Rate Loans being continued/converted

17 This Notice must be delivered to the Administrative Agent not later than 11:00 a.m. (New York time) at least two (2) Business Days prior to the requested conversion or continuation date.

18 Applicable to SOFR Rate Loans being continued/converted.

E-1

Very truly yours,

WALGREENS BOOTS ALLIANCE, INC.

By:
Name:
Title:

E-2

EXHIBIT F

[FORM OF]
OFFICER’S CERTIFICATE

[DATE]

This Officer’s Certificate is furnished pursuant to that certain Delayed Draw Term Loan Credit Agreement, dated as of December 19, 2022 (the “Credit Agreement”) among Walgreens Boots Alliance, Inc., a Delaware corporation (the “Borrower”), the Designated Borrowers from time to time party thereto, the Lenders party thereto, and Toronto Dominion (Texas) LLC, as Administrative Agent for the Lenders. Unless otherwise defined herein, capitalized terms used in this Officer’s Certificate have the meanings ascribed thereto in the Credit Agreement.

Each undersigned officer in his or her capacity as an Authorized Officer of WBA, hereby certifies, on behalf of WBA and not in his or her individual capacity, as of the date first set forth above, that (x) no Default or Unmatured Default has occurred and is continuing and (y) the representations and warranties contained in Article V of the Credit Agreement are true and correct in all material respects (except to the extent such representations and warranties are qualified by “materiality” or “Material Adverse Effect” or similar terms, in which case such representations and warranties shall be true and correct in all respects) as of the date hereof, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty is true and correct in all material respects (except to the extent such representations and warranties are qualified with “materiality” or “Material Adverse Effect” or similar terms, in which case such representations and warranties are true and correct in all respects) on and as of such earlier date.

[Signature pages follow]

F-1

IN WITNESS WHEREOF, the undersigned have hereunto executed this Officer’s Certificate as of the date first written above.

WALGREENS BOOTS ALLIANCE, INC.

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT G

[FORM OF]

JOINDER AGREEMENT

JOINDER AGREEMENT dated as of [           ], 20[  ], among WALGREENS BOOTS ALLIANCE, INC., a Delaware corporation (“WBA”), [NAME OF DESIGNATED BORROWER], a [           ] (the “New Designated Borrower”) and Toronto Dominion (Texas) LLC, as Administrative Agent.

Reference is hereby made to the Credit Agreement dated as of December 19, 2022 (as amended, modified, renewed or extended from time to time, the “Credit Agreement”) among Walgreens Boots Alliance, Inc., a Delaware corporation, the Designated Borrowers from time to time party thereto, the Lenders party thereto, and Toronto Dominion (Texas) LLC, as Administrative Agent for the Lenders. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

Under the Credit Agreement, the Lenders have agreed, upon the terms and subject to the conditions set forth therein, to make and maintain Loans to the Designated Borrowers, and WBA and the New Designated Borrower desire that the New Designated Borrower become a Designated Borrower under the Credit Agreement. Upon execution of this Agreement by each of WBA, the New Designated Borrower and the Administrative Agent, the New Designated Borrower shall be a party to the Credit Agreement and shall constitute a “Designated Borrower” and a “Borrower” for all purposes thereof, and the New Designated Borrower hereby agrees to be bound by all provisions of the Credit Agreement.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

[Signature pages follow]

G-1

IN WITNESS WHEREOF, the parties hereto have caused this Joinder Agreement to be duly executed by their authorized officers as of the date first appearing above.

WALGREENS BOOTS ALLIANCE, INC.

By:
Name:
Title:

By:
Name:
Title:

[NAME OF NEW DESIGNATED BORROWER]

By:
Name:
Title:

TORONTO DOMINION (TEXAS) LLC, as Administrative Agent

By:
Name:
Title: